UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 18, 2014

CENTER BANCORP, INC.

(Exact Name of Registrant as Specified in its Charter)

New Jersey	000-11486	52-1273725
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2455 Morris Avenue, Union, New Jersey	07083
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (800) 862-3683

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

As disclosed in the Registrant’s joint proxy statement and prospectus dated May 9, 2014, concurrent with the execution of the Registrant’s Agreement and Plan of Merger (the “merger agreement”), dated as of January 20, 2014, by and between the Registrant and ConnectOne Bancorp, Inc. (“ConnectOne”), Lawrence B. Seidman entered into an agreement with ConnectOne that we refer to as the Voting and Sell Down Agreement. The Voting and Sell Down Agreement includes a covenant by Mr. Seidman to use commercially reasonable efforts to undertake bona fide sales of the Registrant’s common stock to third parties to reduce his percentage beneficial ownership in the surviving corporation to no more than 4.99% of the outstanding shares by the one-year anniversary of the closing of the merger described in the merger agreement. To enable Mr. Seidman to sell these shares, the registrant agreed to register the shares of the Registrant’s common stock beneficially owned by Mr. Seidman pursuant to a registration rights agreement, a copy of which was set forth in full as an annex to the above-mentioned join proxy statement and prospectus.

In accordance with the above-mentioned registration rights agreement, immediately after the filing of this Current Report on Form 8-K, the Registrant intends to file with the Securities and Exchange Commission a Registration Statement on Form S-3 (the “S-3”) pertaining to the resale of certain shares of its common stock beneficially owned by Lawrence B. Seidman. The purpose of this Current Report on Form 8-K is to file the financial statements and pro forma financial information described in Item 9.01 below, which financial statements and pro forma financial information will then be incorporated by reference into the S-3 upon the filing of the S-3.

Item 9.01.	Financial Statements, Pro Forma Financial Information and Exhibits.

The following Exhibits are filed with this Current Report on Form 8-K:

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTER BANCORP, INC.

By: /s/ Anthony C. Weagley

	Name:	Anthony C. Weagley
	Title:	President and Chief Executive Officer

Dated: June 19, 2014

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Stockholders of
ConnectOne Bancorp, Inc.
Englewood Cliffs, New Jersey

We have audited the accompanying consolidated balance sheets of ConnectOne Bancorp, Inc. (“the Company”) as of December 31, 2013 and 2012, and the related consolidated statements of income, comprehensive income, changes in stockholders’ equity and cash flows for each of the years in the three year period ended December 31, 2013. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of ConnectOne Bancorp, Inc. as of December 31, 2013 and 2012, and the results of its operations and its cash flows for each of the years in the three year period ended December 31, 2013, in conformity with U.S. generally accepted accounting principles.

/s/ Crowe Horwath LLP

Livingston, New Jersey
March 3, 2014

ConnectOne Bancorp, Inc.
CONSOLIDATED BALANCE SHEETS
December 31, 2013 and 2012

	2013	2012
	(dollars in thousands)
ASSETS
Cash and due from banks	$2,907	$3,242
Interest-bearing deposits with banks	31,459	47,387

Cash and cash equivalents	34,366	50,629
Securities available for sale	27,589	19,252
Securities held to maturity, fair value of $1,077 at 2013 and $2,084 at 2012	1,027	1,985
Loans held for sale	575	405
Loans receivable	1,151,904	848,842
Less: Allowance for loan losses	(15,979)	(13,246)

Net loans receivable	1,135,925	835,596
Investment in restricted stock, at cost	7,622	4,744
Bank premises and equipment, net	7,526	7,904
Accrued interest receivable	4,102	3,361
Other real estate owned	1,303	433
Goodwill	260	260
Bank owned life insurance	15,191	—
Deferred taxes	7,614	4,314
Other assets	128	1,043

Total assets	$1,243,228	$929,926

(Continued)
See accompanying notes to consolidated financial statements.

ConnectOne Bancorp, Inc.
CONSOLIDATED BALANCE SHEETS
December 31, 2013 and 2012

	2013	2012
	(dollars in thousands except per share data)
LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities
Deposits
Noninterest-bearing	$216,804	$170,355
Interest-bearing	749,003	598,963

Total deposits	965,807	769,318

FHLB borrowings	137,558	79,568
Accrued interest payable	2,762	2,803
Capital lease obligation	3,107	3,185
Other liabilities	3,866	2,690

Total liabilities	1,113,100	857,564

Commitments and Contingencies
Stockholders’ Equity
Preferred stock (Series A), no par value; $20 liquidation value; authorized 125,000 shares; no shares issued and outstanding at December 31, 2013 and 2012	—	—
Preferred stock (Series B), no par value; $20 liquidation value; authorized no shares issued and outstanding at December 31, 2013 and 2012	—	—
Preferred stock (Series C), no par value; $1,000 liquidation value; authorized 7,500 shares; no shares issued and outstanding at December 31, 2013 and 2012	—	—
Common stock and Surplus, no par value; authorized 10,000,000 shares at December 31, 2013 and December 31, 2012; issued and outstanding 5,106,455 at December 31, 2013 and 3,166,217 at December 31, 2012	99,315	51,205
Retained earnings	30,931	20,661
Accumulated other comprehensive income (loss)	(118)	496

Total stockholders’ equity	130,128	72,362

Total liabilities and stockholders’ equity	$1,243,228	$929,926

See accompanying notes to consolidated financial statements.

ConnectOne Bancorp, Inc.
CONSOLIDATED STATEMENTS OF INCOME
Years ended December 31, 2013, 2012 and 2011

	2013	2012	2011
	(dollars in thousands, except per share data)
Interest income
Loans receivable, including fees	$46,405	$39,625	$32,113
Securities	795	1,079	1,505
Other interest income	103	83	58

Total interest income	47,303	40,787	33,676

Interest expense
Deposits	4,798	4,777	4,888
Borrowings	1,489	1,349	1,121
Capital lease	189	193	198

Total interest expense	6,476	6,319	6,207

Net interest income	40,827	34,468	27,469
Provision for loan losses	4,575	3,990	2,355

Net interest income after provision for loan losses	36,252	30,478	25,114

Non-interest income
Service fees	436	393	396
Gains on sales of loans	239	470	458
Gains on sales of securities	—	—	96
Income on bank owned life insurance	191	—	—
Other income	336	279	163

Total non-interest income	1,202	1,142	1,113

Non-interest expenses
Salaries and employee benefits	10,321	8,352	6,911
Occupancy and equipment	3,101	2,847	2,796
Professional fees	1,463	1,143	1,171
Advertising and promotion	477	489	356
Data processing	2,059	1,697	1,437
Other expenses	3,230	2,960	2,386

Total non-interest expenses	20,651	17,488	15,057

Income before income tax expense	16,803	14,132	11,170
Income tax expense	6,533	5,711	4,504

Net income	10,270	8,421	6,666
Dividends on preferred shares	—	354	600

Net income available to common stockholders	$10,270	$8,067	$6,066

Earnings per common share:
Basic	$2.15	$2.99	$2.71
Diluted	2.09	2.63	2.18
Weighted average common shares outsanding:
Basic	4,773,954	2,700,772	2,242,085
Diluted	4,919,384	3,196,558	3,063,076

See accompanying notes to consolidated financial statements.

ConnectOne Bancorp, Inc.
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
Years ended December 31, 2013, 2012 and 2011

	2013	2012	2011
	(dollars in thousands)
Net income	$10,270	$8,421	$6,666

Unrealized losses on securities available for sale securities arising during the period	(1,026)	(190)	413
Reclassification adjustment for gains realized in income	—	—	(96)

Net unrealized gains/(losses)	(1,026)	(190)	317
Tax effect	(412)	(76)	126

Other comprehensive loss	(614)	(114)	191

Comprehensive income	$9,656	$8,307	$6,857

See accompanying notes to consolidated financial statements.

ConnectOne Bancorp, Inc.
CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY
Years ended December 31, 2013, 2012 and 2011

	Common Stock and Surplus	Preferred Stock, Series A	Preferred Stock, Series B	Preferred Stock, Series C	Retained Earnings	Accumulated OCI	Total
	(dollars in thousands)
Balance at January 1, 2011	$27,028	$2,500	$12,824	$—	$6,528	$419	$49,299
Net Income	—	—	—	—	6,666	—	6,666
Other comprehensive loss, net of taxes	—	—	—	—	—	191	191
Issuance of preferred stock; Series B, 59,025 shares	—	—	1,180	—	—	—	1,180
Cash dividends paid on preferred stock	—	—	—	—	(600)	—	(600)
Equity-based compensation	121	—	—	—	—	—	121

Balance at December 31, 2011	$27,149	$2,500	$14,004	$—	$12,594	$610	$56,857
Net Income	—	—	—	—	8,421	—	8,421
Other comprehensive loss, net of taxes	—	—	—	—	—	(114)	(114)
Issuance of convertible preferred stock; Series C, 7,500 shares	—	—	—	7,500	—	—	7,500
Conversion of convertible preferred stocks to common stock	24,004	(2,500)	(14,004)	(7,500)	—	—	—
Cash dividends paid on preferred stock	—	—	—	—	(354)	—	(354)
Equity-based compensation	52	—	—	—	—	—	52

Balance at December 31, 2012	51,205	—	—	—	20,661	496	72,362
Net Income	—	—	—	—	10,270	—	10,270
Other comprehensive loss, net of taxes	—	—	—	—	—	(614)	(614)
Issuance of 1,840,000 shares, net of expenses	47,715	—	—	—	—	—	47,715
Grant of 100,238 restricted stock awards and performance units	—	—	—	—	—	—	—
Equity-based compensation	395	—	—	—	—	—	395

Balance at December 31, 2013	$99,315	$—	$—	$—	$30,931	$(118)	$130,128

See accompanying notes to consolidated financial statements.

ConnectOne Bancorp, Inc.
CONSOLIDATED STATEMENTS OF CASH FLOWS
Years ended December 31, 2013, 2012 and 2011

	2013	2012	2011
	(dollars in thousands)
Cash flows from operating activities
Net income	$10,270	$8,421	$6,666
Adjustments to reconcile net income to net cash provided by operating activities:
Provision for loan losses	4,575	3,990	2,355
Depreciation and amortization	1,294	1,288	1,219
Net amortization of securities discounts and premiums	58	66	50
Amortization of intangible assets	—	14	14
Equity-based compensation	395	52	121
Gain on sales of securities	—	—	(96)
Proceeds from sale of loans	11,255	20,612	23,925
Originations of loans held for sale	(11,186)	(20,407)	(22,875)
Gain on sales of loans	(239)	(470)	(458)
Increase in bank owned life insurance	(191)	—	—
(Increase) decrease in provision for deferred income taxes	(2,888)	(2,070)	312
Increase in accrued interest receivable	(741)	(614)	(148)
Increase (decrease) in accrued interest payable	(41)	853	731
Increase (decrease) in other liabilities	1,176	(10)	563
Decrease in other assets	915	1,320	(877)

Net cash provided by operating activities	14,652	13,045	11,502

Cash flows from investing activities
Net Increase in loans	(305,774)	(220,265)	(135,730)
Purchases of securities available for sale	(14,890)	—	(20,984)
Purchases of securities held to maturity	—	—	(2,000)
Purchases of bank owned life insurance	(15,000)	—	—
Maturities, calls and repayments of securities	6,427	9,636	31,542
Proceeds from sales of securities available for sale	—	—	4,779
Net increase in investments in restricted stock, at cost	(2,878)	(1,366)	(740)
Purchases of bank premises and equipment	(916)	(580)	(1,351)

Net cash used in investing activities	(333,031)	(212,575)	(124,484)

Cash Flows From Financing Activities:
Net increase in deposits	196,489	159,897	126,736
Decrease in securities sold under agreements to repurchase	—	—	(17,189)
Net change in fed funds purchased	—	—	(5,000)
Proceeds from FHLB borrowings	86,000	60,000	20,000
Repayment of FHLB borrowings	(28,010)	(35,988)	(5,968)
Net proceeds from initial public offering	47,715	—	—
Proceeds from sale of preferred stock	—	7,500	1,180
Decrease in capital lease obligation	(78)	(72)	(67)
Preferred stock dividends	—	(354)	(600)

Net cash provided by financing activities	302,116	190,983	119,092

Net decrease in cash and cash equivalents	(16,263)	(8,547)	6,110
Cash and cash equivalents, beginning of year	50,629	59,176	53,066

Cash and cash equivalents, end of year	$34,366	$50,629	$59,176

Supplementary cash flows information:
Interest paid	$6,517	$5,466	$5,476

Income taxes paid	$8,754	$6,700	$5,102

Supplementary information on noncash investing activities
Loans transferred to other real estate owned	$870	$433	$—

See accompanying notes to consolidated financial statements.

ConnectOne Bancorp, Inc.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Operations and Principles of Consolidation: The consolidated financial statements include ConnectOne Bancorp, Inc. (“The Parent Corporation”) and its wholly owned subsidiary, ConnectOne Bank (“the Bank” and, collectively with the Parent Corporation and the Parent Corporation’s other direct subsidiaries, “the Company.”) On October 1, 2013, the Bank formed, through a capital contribution, a real estate investment trust, ConnectOne Preferred Funding Corp. (“Funding Corp.”), to own and manage a portfolio of real estate backed loans. All significant intercompany accounts and transactions have been eliminated in consolidation.

The Company provides financial services through its offices in Bergen, Hudson, and Monmouth counties, New Jersey. Its primary deposit products are checking, savings, and term certificate accounts, and its primary lending products are residential mortgage, commercial, and installment loans. Substantially all loans are secured by specific items of collateral including business assets, consumer assets, and commercial and residential real estate. Commercial loans are expected to be repaid from cash flow from business operations. There are no significant concentrations of loans to any one industry or customer. However, the customers’ ability to repay their loans is dependent on the cash flows, real estate and general economic conditions in the area.

Use of Estimates: To prepare financial statements in conformity with U.S. generally accepted accounting principles, management makes estimates and assumptions based on available information. These estimates and assumptions affect the amounts reported in the financial statements and the disclosures provided, and actual results could differ. The allowance for loan losses and fair values of financial instruments are particularly subject to change.

Cash Flows: Cash and cash equivalents include cash, deposits with other financial institutions with maturities of less than 90 days, and federal funds sold. Net cash flows are reported for customer loan and deposit transactions, interest bearing deposits in other financial institutions, and federal funds purchased and repurchase agreements.

Securities: Debt securities are classified as held to maturity and carried at amortized cost when management has the positive intent and ability to hold them to maturity. Debt securities are classified as available for sale when they might be sold before maturity. Equity securities with readily determinable fair values are classified as available for sale. Securities available for sale are carried at fair value, with unrealized holding gains and losses reported in other comprehensive income, net of tax.

Interest income includes amortization of purchase premium or discount. Premiums and discounts on securities are amortized on the level-yield method without anticipating prepayments, except for mortgage backed securities where prepayments are anticipated. Gains and losses on sales are recorded on the trade date and determined using the specific identification method.

Management evaluates securities for other-than-temporary impairment (“OTTI”) on at least a quarterly basis, and more frequently when economic or market conditions warrant such an evaluation. For securities in an unrealized loss position, management considers the extent and duration of the unrealized loss, and the financial condition and near-term prospect of the issuer. Management also assesses whether it intends to sell, or it is more likely than not that it will be required to sell, a security in an unrealized loss position before recovery of its amortized cost basis. If either of the criteria regarding intent or requirement to sell is met, the entire difference between amortized cost and fair value is recognized as impairment through earnings. For debt securities that do not meet the aforementioned criteria, the amount of impairment is split into two components as follows: 1) OTTI related to credit loss, which must be recognized in the income statement and 2) OTTI related to other factors, which is recognized in other comprehensive income. The credit loss is defined as the difference between the present value of the cash flows expected to be collected and the amortized cost basis. For equity securities, the entire amount of the impairment is recognized through earnings.

ConnectOne Bancorp, Inc.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Loans Held for Sale: Mortgage loans originated and intended for sale in the secondary market are carried at the lower of aggregate cost or fair value, as determined by outstanding commitments from investors. Net unrealized losses, if any, are recorded as a valuation allowance and charged to earnings. Loans are sold servicing released.

Loans: Loans that management has the intent and ability to hold for the foreseeable future or until maturity or payoff are reported at the principal balance outstanding, net of deferred loan fees and costs, and an allowance for loan losses. Interest income is accrued on the unpaid principal balance. Loan origination fees, net of certain direct origination costs, are deferred and recognized in interest income using the level-yield method without anticipating prepayments.

Interest income on mortgage and commercial loans is discontinued at the time the loan is 90 days delinquent unless the loan is well-secured and in process of collection. Consumer and credit card loans are typically charged off no later than when the loan is 120 days past due. Past due status is based on the contractual terms of the loan. In all cases, loans are placed on nonaccrual or charged-off at an earlier date if collection of principal or interest is considered doubtful. Nonaccrual loans and loans past due 90 days still on accrual include both smaller balance homogeneous loans that are collectively evaluated for impairment and individually classified impaired loans. A loan is moved to non-accrual status in accordance with the Company’s policy, typically after 90 days of non-payment.

All interest accrued but not received for loans placed on nonaccrual are reversed against interest income. Interest received on such loans is accounted for on the cash-basis or cost-recovery method, until qualifying for return to accrual. Loans are returned to accrual status when all the principal and interest amounts contractually due are brought current and future payments are reasonably assured.

Allowance for Loan Losses: The allowance for loan losses is a valuation allowance for probable incurred credit losses. Loan losses are charged against the allowance when management believes the uncollectibility of a loan balance is confirmed. Subsequent recoveries, if any, are credited to the allowance. Management estimates the allowance balance required using past loan loss experience, the nature and volume of the portfolio, information about specific borrower situations and estimated collateral values, economic conditions, and other factors. Allocations of the allowance may be made for specific loans, but the entire allowance is available for any loan that, in management’s judgment, should be charged off. The allowance consists of specific and general components. The specific component relates to loans that are individually classified as impaired.

A loan is impaired when, based on current information and events, it is probable that the Company will be unable to collect all amounts due according to the contractual terms of the loan agreement. Loans, for which the terms have been modified, and for which the borrower is experiencing financial difficulties, are considered troubled debt restructurings and classified as impaired.

Factors considered by management in determining impairment include payment status, collateral value, and the probability of collecting scheduled principal and interest payments when due. Loans that experience insignificant payment delays and payment shortfalls generally are not classified as impaired. Management determines the significance of payment delays and payment shortfalls on case-by-case basis, taking into consideration all of the circumstances surrounding the loan and the borrower, including the length of the delay, the reasons for the delay, the borrower’s prior payment record, and the amount of the shortfall in relation to the principal and interest owed.

Commercial, commercial construction and commercial real estate loans are individually evaluated for impairment. If a loan is impaired, a portion of the allowance is allocated so that the loan is reported, net, at the present value of estimated future cash flows using the loan’s existing rate or at the fair value of collateral if repayment is expected solely from the collateral. Large

ConnectOne Bancorp, Inc.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

groups of smaller balance homogeneous loans, such as consumer and residential real estate loans are collectively evaluated for impairment, and accordingly, they are not separately identified for impairment disclosures.

Troubled debt restructurings are separately identified for impairment disclosures and are measured at the present value of estimated future cash flows using the loan’s effective rate at inception. If a troubled debt restructuring is considered to be a collateral dependent loan, the loan is reported, net, at the fair value of the collateral. For troubled debt restructurings that subsequently default, the Company determines the amount of reserve in accordance with the accounting policy for the allowance for loan losses.

The general component covers non-impaired loans and is based on historical loss experience adjusted for current factors. The historical loss experience is determined by portfolio segment and is based on the actual loss history experienced by the Company over the most recent three years. This actual loss experience is supplemented with other economic factors based on the risks present for each portfolio segment. These economic factors include consideration of the following: levels of and trends in delinquencies and impaired loans; levels of and trends in charge-offs and recoveries; trends in volume and terms of loans; effects of any changes in risk selection and underwriting standards; other changes in lending policies, procedures, and practices; experience, ability, and depth of lending management and other relevant staff; national and local economic trends and conditions; industry conditions; and effects of changes in credit concentrations. The following portfolio segments have been identified: commercial, commercial real estate, commercial construction, residential real estate, home equity and consumer loans.

Restricted Stock: The Bank is a member of the Federal Home Loan Bank (“FHLB”) of New York. Members are required to own a certain amount of stock based on the level of borrowings and other factors, and may invest in additional amounts. FHLB stock is carried at cost, classified as a restricted security, and periodically evaluated for impairment based on ultimate recovery of par value. Cash dividends on the stock are reported as income.

Transfers of Financial Assets: Transfers of financial assets are accounted for as sales, when control over the assets has been relinquished. Control over transferred assets is deemed to be surrendered when the assets have been isolated from the Company, the transferee obtains the right (free of conditions that constrain it from taking advantage of that right) to pledge or exchange the transferred assets, and the Company does not maintain effective control over the transferred assets through an agreement to repurchase them before their maturity.

Foreclosed Assets: Assets acquired through deed in lieu or loan foreclosure are initially recorded at fair value less costs to sell when acquired, establishing a new cost basis. These assets are subsequently accounted for at lower of cost or fair value less estimated costs to sell. If fair value declines subsequent to foreclosure, a valuation allowance is recorded through expense. Operating costs after acquisition are expensed.

Premises and Equipment: Premises and equipment are stated at cost less accumulated depreciation. Buildings and related components are depreciated using the straight-line method with useful lives ranging from 4 to 39 years. Furniture, fixtures and equipment are depreciated using the straight-line (or accelerated) method with useful lives ranging from 3 to 10 years.

Goodwill and Other Intangible Assets: Goodwill resulting from business combinations is generally determined as the excess of the fair value of the consideration transferred, plus the fair value of any noncontrolling interests in the acquiree, over the fair value of the net assets acquired and liabilities assumed as of the acquisition date. Goodwill and intangible assets acquired in a purchase business combination and determined to have an indefinite useful life are not amortized, but tested for impairment at least annually. The Company has selected December 31 as the date to perform the annual impairment test. Intangible assets with definite useful lives are amortized over

ConnectOne Bancorp, Inc.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

their estimated useful lives to their estimated residual values. Goodwill is the only intangible asset with an indefinite life on our balance sheet.

Stock-Based Compensation: Compensation cost is recognized for stock option, restricted stock, and performance unit awards issued to employees, based on the fair value of these awards at the date of grant. A Black-Scholes model is utilized to estimate the fair value of stock options, while the fair value of the Company’s common stock at the award date is used for restricted stock and performance unit awards. Compensation costs related to performance unit awards are also based upon Company performance in relation to pre-established targets. Compensation cost is recognized over the required service period, generally defined as the vesting period.

Income Taxes: Income tax expense is the total of the current year income tax due or refundable and the change in deferred tax assets and liabilities. Deferred tax assets and liabilities are the expected future tax amounts for the temporary differences between carrying amounts and tax bases of assets and liabilities, computed using enacted tax rates. A valuation allowance, if needed, reduces deferred tax assets to the amount expected to be realized.

A tax position is recognized as a benefit only if it is “more likely than not” that the tax position would be sustained in a tax examination, with a tax examination being presumed to occur. The amount recognized is the largest amount of tax benefit that is greater than 50% likely of being realized on examination. For tax positions not meeting the “more likely than not” test, no tax benefit is recorded. The company recognizes interest and/or penalties related to income tax matters in other expense.

Retirement Plans: Employee 401(k) and profit sharing plan expense is the amount of matching contributions.

Earnings Per Common Share: Basic earnings per common share is net income divided by the weighted average number of common shares outstanding during the period. Diluted earnings per common share include the dilutive effect of additional potential common shares issuable under stock option plans, convertible preferred stock, and performance unit awards.

Comprehensive Income: Comprehensive income consists of net income and other comprehensive income. Other comprehensive income includes unrealized gains and losses on securities available for sale which are also recognized as separate components of equity.

Loan Commitments and Related Financial Instruments: Financial instruments include off-balance sheet credit instruments, such as commitments to make loans and commercial letters of credit, issued to meet customer financing needs. The face amount for these items represents the exposure to loss, before considering customer collateral or ability to repay. Such financial instruments are recorded when they are funded.

Loss Contingencies: Loss contingencies, including claims and legal actions arising in the ordinary course of business, are recorded as liabilities when the likelihood of loss is probable and an amount or range of loss can be reasonably estimated. Management does not believe there are any such matters that will have a material effect on the financial statements.

Restrictions on Cash: Cash on hand or on deposit with the Federal Reserve Bank is required to meet regulatory reserve and clearing requirements.

Dividend Restriction: Banking regulations require maintaining certain capital levels and may limit the dividends paid by the Bank to the Company or by the Company to stockholders.

Fair Value of Financial Instruments: Fair values of financial instruments are estimated using relevant market information and other assumptions, as more fully disclosed in a separate note. Fair value estimates involve uncertainties and matters of significant judgment regarding interest rates,

ConnectOne Bancorp, Inc.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

credit risk, prepayments, and other factors, especially in the absence of broad markets for particular items. Changes in assumptions or in market conditions could significantly affect the estimates.

Segment Reporting: FASB ASC 28, “Segment Reporting,” requires companies to report certain information about operating segments. The Company is managed as one segment; a community bank. All decisions including but not limited to loan growth, deposit funding, interest rate risk, credit risk and pricing are determined after assessing the effect on the totality of the organization. For example, loan growth is dependent on the ability of the organization to fund this growth through deposits or other borrowings. As a result, the Company is managed as one operating segment.

Bank Owned Life Insurance: The Company has purchased life insurance policies on certain key executives. Bank owned life insurance is recorded at the amount that can be realized under the insurance contract at the balance sheet date, which is the cash surrender value adjusted for other charges or other amounts due that are probable at settlement.

Reclassifications: Some items in the prior year financial statements were reclassified to conform to the current presentation. Reclassifications had no effect on prior year net income or stockholders’ equity.

NOTE 2—SECURITIES

The amortized cost, gross unrealized gains and losses and fair value of securities available for sale at December 31, 2013 and 2012, are as follows (dollars in thousands):

	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
December 31, 2013
Securities available for sale:
U.S. Treasury securities	$1,935	$—	$(132)	$1,803
States and political subdivisions	4,415	—	(80)	4,335
Asset-backed securities:
Residential mortgages	9,452	333	(128)	9,657
Student loans	4,568	—	(20)	4,548
Small business	1,414	—	(23)	1,391
Equity securities	6,000	—	(145)	5,855

	$27,784	$333	$(528)	$27,589

December 31, 2012
Securities available for sale:
U.S. government sponsored agencies	$1,000	$5	$—	$1,005
Asset-backed securities:
Residential mortgages	11,421	608	—	12,029
Equity securities	6,000	218	—	6,218

	$18,421	$831	$—	$19,252

ConnectOne Bancorp, Inc.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

The amortized cost, gross unrecognized gains and losses and fair value of securities held to maturity at December 31, 2013 and 2012, are as follows (dollars in thousands):

	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
December 31, 2013
Securities held-to-maturity:
Asset-backed securities—residential mortgages	$1,027	$50	$—	$1,077

December 31, 2012
Securities held-to-maturity:
Asset-backed securities—residential mortgages	$1,985	$99	$—	$2,084

The amortized cost and fair value of debt securities held to maturity and available for sale at December 31, 2013, by contractual maturity, are shown below (dollars in thousands). Expected maturities may differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties. Securities not due at a single maturity date are shown separately.

	Available for Sale		Held to Maturity
	Amortized Cost	Fair Value	Amortized Cost	Fair Value
December 31, 2013
Available-for-Sale
Due in under one year or less	$1,003	$1,003	$1	$1
Due after one year through five years	—	—	326	340
Due after five years through ten years	4,422	4,224	188	197
Due after ten years	6,907	6,852	512	539
Asset-backed securities—residential mortgages	9,452	9,655	—	—

	$21,784	$21,734	$1,027	$1,077

For the years ended December 31, 2013 and 2012, there were no sales of available for sale securities. For the year ended December 31, 2011, there was one sale of an available for sale security which resulted in a pre-tax gain of $96,000.

Securities with a carrying value of $215,000 and $322,000 at December 31, 2013 and 2012, respectively, were pledged to secure public deposits, securities sold under agreements to repurchase and for other purposes as required or permitted by law.

ConnectOne Bancorp, Inc.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

The following table summarizes securities with unrealized losses at December 31, 2013, aggregated by major security type and length of time in a continuous unrealized loss position (dollars in thousands):

	Less than 12 Months		12 Months or Longer		Total
	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses
December 31, 2013
Available for Sale
U.S. Treasury securities	$1,803	$(132)	$—	$—	$1,803	$(132)
States and political subdivisions	3,412	(80)	—	—	3,412	(80)
Asset-backed securities—
Residential mortgages	4,284	(128)	—	—	4,284	(128)
Student loans	4,548	(20)	—	—	4,548	(20)
Small business	1,391	(23)	—	—	1,391	(23)
Equity securities	5,855	(145)	—	—	5,855	(145)

	$21,293	$(528)	$—	$—	$21,293	$(528)

Unrealized losses on available for sale securities have not been recognized into income because the securities are of high credit quality, management does not intend to sell and it is likely that management will not be required to sell the securities prior to their anticipated recovery, and the decline in fair value is largely due to changes in interest rates. The fair value is expected to recover as the securities approach maturity.

There were no held to maturity securities in an unrealized loss position at December 31, 2013 and 2012. There were no securities in an unrealized loss position at December 31, 2012.

NOTE 3—LOANS RECEIVABLE

The composition of loans receivable (which excludes loans held for sale) at December 31, 2013 and 2012, is as follows (dollars in thousands):

	2013	2012
Commercial	$203,690	$147,455
Commercial real estate	769,121	549,218
Commercial construction	59,877	36,872
Residential real estate	85,568	82,962
Home equity	32,504	30,961
Consumer	2,340	1,801

Gross loans	1,153,100	849,269
Unearned net origination fees and costs	(1,196)	(427)

Loans receivable	1,151,904	848,842
Less: Allowance for loan losses	(15,979)	(13,246)

Nets loans receivable	$1,135,925	$835,596

The portfolio classes in the above table have unique risk characteristics with respect to credit quality:

•

The repayment of commercial loans is generally dependent on the creditworthiness and cash flow of borrowers, and if applicable, guarantors, which may be negatively impacted by adverse economic conditions. While the majority of these loans are secured, collateral type, marketing, coverage, valuation and monitoring is not as uniform as in other portfolio classes and recovery from liquidation of such collateral may be subject to greater variability.

•	Payment on commercial mortgages is driven principally by operating results of the managed properties or underlying business and secondarily by the sale or refinance of such properties.

ConnectOne Bancorp, Inc.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Both primary and secondary sources of repayment, and value of the properties in liquidation, may be affected to a greater extent by adverse conditions in the real estate market or the economy in general.

•

Properties underlying construction, land and land development loans often do not generate sufficient cash flows to service debt and thus repayment is subject to ability of the borrower and, if applicable, guarantors, to complete development or construction of the property and carry the project, often for extended periods of time. As a result, the performance of these loans is contingent upon future events whose probability at the time of origination is uncertain.

•

The ability of borrowers to service debt in the residential, home equity and consumer loan portfolios is generally subject to personal income which may be impacted by general economic conditions, such as increased unemployment levels. These loans are predominately collateralized by first and/or second liens on single family properties. If a borrower cannot maintain the loan, the Company’s ability to recover against the collateral in sufficient amount and in a timely manner may be significantly influenced by market, legal and regulatory conditions.

The following table represents the allocation of allowance for loan losses and the related loans by loan portfolio segment disaggregated based on the impairment methodology at December 31, 2013 and 2012 (dollars in thousands):

	Commercial	Commercial Real Estate	Commercial Construction	Residential Real Estate	Home Equity Lines of Credit	Consumer	Unallocated	Total
December 31, 2013
Allowance for loan losses:
Individually evaluated for impairment	$1,440	$122	$—	$—	$—	$—	$—	$1,562
Collectively evaluated for impairment	2,998	8,622	639	1,248	698	52	160	14,417

Total	$4,438	$8,744	$639	$1,248	$698	$52	$160	$15,979

Gross loans:
Individually evaluated for impairment	$5,813	$6,137	$—	$3,029	$767	$—	$—	$15,746
Collectively evaluated for impairment	197,877	762,984	59,877	82,539	31,737	2,340	—	1,137,354

Total	$203,690	$769,121	$59,877	$85,568	$32,504	$2,340	$—	$1,153,100

December 31, 2012
Allowance for loan losses:
Individually evaluated for impairment	$165	$1,033	$—	$—	$—	$—	$—	$1,198
Collectively evaluated for impairment	2,237	6,712	633	1,542	617	41	266	12,048

Total	$2,402	$7,745	$633	$1,542	$617	$41	$266	$13,246

Gross loans:
Individually evaluated for impairment	$3,124	$4,697	$395	$2,995	$119	$—	$—	$11,330
Collectively evaluated for impairment	144,331	544,521	36,477	79,967	30,842	1,801	—	837,939

Total	$147,455	$549,218	$36,872	$82,962	$30,961	$1,801	$—	$849,269

ConnectOne Bancorp, Inc.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

The following table presents information related to impaired loans by class of loans as of and for the years ended December 31, 2013 and 2012 (dollars in thousands):

	Unpaid Principal Balance	Recorded Investment	Allowance for Loan Losses Allocated	Average Recorded Investment	Interest Income Recognized	Cash Basis Interest Recognized
December 31, 2013
With no related allowance recorded:
Commercial	$934	$809	$—	$830	$15	$—
Commercial real estate	4,712	4,348	—	4,479	63	—
Commercial construction	—	—	—	—	—	—
Residential real estate	3,643	3,055	—	3,510	36	—
Home equity lines of credit	771	768	—	567	7	—
Consumer	—	—	—	—	—	—

	10,060	8,980	—	9,386	121	—

With an allowance recorded:
Commercial	5,057	5,016	1,440	5,192	122	60
Commercial real estate	1,950	1,959	122	2,042	119	—
Commercial construction	—	—	—	—	—	—
Residential real estate	—	—	—	—	—	—
Home equity lines of credit	—	—	—	—	—	—
Consumer	—	—	—	—	—	—

	7,007	6,975	1,562	7,234	241	60

Total	$17,067	$15,955	$1,562	$16,620	$362	$60

December 31, 2012
With no related allowance recorded:
Commercial	$273	$291	$—	$285	$—	$—
Commercial real estate	1,705	1,738	—	1,354	46	—
Commercial construction	—	—	—	—	—	—
Residential real estate	2,995	3,196	—	3,047	119	—
Home equity lines of credit	119	125	—	121	7	—
Consumer	—	—	—	—	—	—

	5,092	5,350	—	4,807	172	—

With an allowance recorded:
Commercial	2,851	2,984	165	2,895	135	33
Commercial real estate	3,387	3,631	1,033	3,614	55	—
Commercial construction	—	—	—	—	—	—
Residential real estate	—	—	—	—	—	—
Home equity lines of credit	—	—	—	—	—	—
Consumer	—	—	—	—	—	—

	6,238	6,615	1,198	6,509	190	33

Total	$11,330	$11,965	$1,198	$11,316	$362	$33

The recorded investment in loans includes accrued interest receivable and other capitalized costs such as real estate taxes paid on behalf of the borrower and loan origination fees, net.

ConnectOne Bancorp, Inc.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

The following tables present nonaccrual loans and loans past due over 90 days still on accrual by class of loans (dollars in thousands):

	Nonaccrual		Loans Past Due Over 90 Days Still Accruing
	2013	2012	2013	2012
Commercial	$3,582	$3,124	$—	$—
Commercial real estate	2,445	2,446	—	—
Commercial construction	—	—	—	—
Residential real estate	2,381	2,369	—	—
Home equity lines of credit	767	—	—	—
Consumer	—	—	—	—

Total	$9,175	$7,939	$—	$—

The following table presents past due and current loans by the loan portfolio class as of December 31, 2013 and 2012 (dollars in thousands):

	30-59 Days Past Due	60-89 Days Past Due	90 Days or Greater Past Due	Total Past Due	Current	Total Gross Loans
December 31, 2013
Commercial	$—	$—	$634	$634	$203,056	$203,690
Commercial real estate	—	—	1,394	1,394	767,727	769,121
Commercial construction	—	—	—	—	59,877	59,877
Residential real estate	—	431	1,763	2,194	83,374	85,568
Home equity lines of credit	—	—	653	653	31,851	32,504
Consumer	—	19	—	19	2,321	2,340

Total	$—	$450	$4,444	$4,894	$1,148,206	$1,153,100

December 31, 2012
Commercial	$—	$—	$273	$273	$147,182	$147,455
Commercial real estate	—	142	2,446	2,588	546,630	549,218
Commercial construction	—	—	—	—	36,872	36,872
Residential real estate	1,769	—	2,369	4,138	78,824	82,962
Home equity lines of credit	35	—	—	35	30,926	30,961
Consumer	—	—	—	—	1,801	1,801

Total	$1,804	$142	$5,088	$7,034	$842,235	$849,269

Troubled Debt Restructurings

During the years ending December 31, 2013 and 2012, the terms of certain loans were modified as troubled debt restructurings. The modification of the terms of such loans included one or a combination of the following: a reduction of the stated interest rate of the loan; an extension of the maturity date at a stated rate of interest lower than the current market rate for new debt with similar risk; or a permanent reduction of the recorded investment in the loan.

The balance of troubled debt restructurings at December 31, 2013, consists of four loans totaling $2,934,000 that were performing at such date under their restructured terms and for which the Bank had no commitment to lend additional funds and three credits that were classified as non-accrual. The balance of troubled debt restructurings at December 31, 2012, consists of five loans totaling $2,996,000 that were performing at such date under their restructured terms and for which the Bank has no commitment to lend additional funds and three credits that were currently classified as non-

ConnectOne Bancorp, Inc.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

accrual loans. The Company has allocated $43,000 of specific allocations with respect to loans whose loan terms had been modified in troubled debt restructurings as of December 31, 2013. The Company allocated $211,000 of specific allocations with respect to loans whose terms have been modified in troubled debt restructurings as of December 31, 2012.

There were no trouble debt restructurings that occurred during the year ended December 31, 2013.

The following table presents loans by class modified as troubled debt restructurings that occurred during the year ended December 31, 2012 (dollars in thousands):

	Number of Loans	Pre-Modification Outstanding Recorded Investment	Post-Modification Outstanding Recorded Investment
Trouble debt restructurings
Commercial	2	$3,901	$3,901
Commercial real estate	—	—	—
Commercial construction	—	—	—
Residential real estate	—	—	—
Home equity lines of credit	—	—	—
Consumer	—	—	—

Total	2	$3,901	$3,901

There were no troubled debt restructurings for which there was a payment default within twelve months following the modification during the years ended December 31, 2013 or 2012.

A loan is considered to be in payment default once it is 90 days contractually past due under the modified terms.

Credit Quality Indicators

The Bank categorizes loans into risk categories based on relevant information about the quality and realizable value of collateral, if any, and the ability of borrowers to service their debts such as: current financial information, historical payment experience, credit documentation, public information, and current economic trends, among other factors. The Bank analyzes loans individually by classifying the loans as to credit risk. This analysis is performed whenever a credit is extended, renewed or modified, or when an observable event occurs indicating a potential decline in credit quality, and no less than annually for large balance loss. The Bank used the following definitions for risk ratings:

Special Mention: Loans classified as special mention have a potential weakness that deserves management’s close attention. If left uncorrected, these potential weaknesses may result in deterioration of the repayment prospects for the loan or the Bank’s credit position at some future date.

Substandard: Loans classified as substandard are inadequately protected by the current sound worth and paying capacity of the obligor or of the collateral pledged, if any. Loans so classified have a well-defined weakness or weaknesses that jeopardize the repayment and liquidation of the debt. They are characterized by distinct possibility that the Bank will sustain some loss if the deficiencies are not corrected. Normal payment from the borrower is in jeopardy, although loss of principal, while still possible, is not imminent.

Doubtful: Loans classified as doubtful have all the weaknesses inherent in those classified as Substandard, with the added characteristic that the weaknesses make collection or liquidation in full, on the basis of currently known facts, conditions, and values, highly questionable and improbable.

ConnectOne Bancorp, Inc.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

The following table presents the risk category of loans by class of loans based on the most recent analysis performed as of December 31, 2013 and 2012 (dollars in thousands):

Credit Risk Profile by Internally Assigned Grades	Pass	Special Mention	Substandard	Doubtful	Total
December 31, 2013
Commercial	$184,340	$14,377	$4,973	$—	$203,690
Commercial real estate	755,533	1,947	11,641	—	769,121
Commercial construction	59,877	—	—	—	59,877

Total	$999,750	$16,324	$16,614	$—	$1,032,688

December 31, 2012
Commercial	$131,887	$11,733	$3,835	$—	$147,455
Commercial real estate	529,453	6,602	13,163	—	549,218
Commercial construction	35,985	—	887	—	36,872

Total	$697,325	$18,335	$17,885	$—	$733,545

Residential real estate, home equity lines of credit, and consumer loans are not rated. The Company evaluates credit quality of those loans by aging status of the loan and by payment activity, which was previously presented.

ConnectOne Bancorp, Inc.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

The following table presents the activity in the Company’s allowance for loan losses by class of loans (dollars in thousands):

	Commercial	Commercial Real Estate	Commercial Construction	Residential Real Estate	Home Equity Lines of Credit	Consumer	Unallocated	Total
Allowance for loan losses:
Beginning balance at January 1, 2013	$2,402	$7,745	$633	$1,542	$617	$41	$266	$13,246
Charge-offs	—	(1,058)	—	(594)	(188)	(2)	—	(1,842)
Recoveries	—	—	—	—	—	—	—	—
Provision for loan losses	2,036	2,057	6	300	269	13	(106)	4,575

Total ending balance at December 31, 2013	$4,438	$8,744	$639	$1,248	$698	$52	$160	$15,979

Allowance for loan losses:
Beginning balance at January 1, 2012	$653	$5,658	$447	$2,517	$339	$3	$—	$9,617
Charge-offs	(115)	(109)	(16)	(153)	—	—	—	(393)
Recoveries	—	—	—	—	—	32	—	32
Provision for loan losses	1,864	2,196	202	(822)	278	6	266	3,990

Total ending balance at December 31, 2012	$2,402	$7,745	$633	$1,542	$617	$41	$266	$13,246

Allowance for loan losses:
Beginning balance at January 1, 2011	$634	$2,902	$808	$2,773	$292	$5	$—	$7,414
Charge-offs	—	—	—	(90)	—	(62)	—	(152)
Recoveries	—	—	—	—	—	—	—	—
Provision for loan losses	19	2,756	(361)	(166)	47	60	—	2,355

Total ending balance at December 31, 2011	$653	$5,658	$447	$2,517	$339	$3	$—	$9,617

NOTE 4—BANK PREMISES AND EQUIPMENT

The components of premises and equipment at December 31, 2013 and 2012, are as follows (dollars in thousands):

	2013	2012
Building	$3,422	$3,422
Leasehold improvements	6,356	5,933
Furniture, fixtures and equipment	3,279	2,897
Computer equipment and data processing software	2,069	1,970
Vehicles	164	152

	15,290	14,374
Less: Accumulated depreciation and amortization	(7,764)	(6,470)

	$7,526	$7,904

Depreciation expense amounted to $1,294,000, $1,288,000 and $1,219,000 for the years ended December 31, 2013, 2012 and 2011, respectively.

Capital Leases: The Company has entered into a lease agreement for a building under a capital lease. The lease arrangement requires monthly payments through 2028.

ConnectOne Bancorp, Inc.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

The Company has included these leases in premises and equipment as follows (dollars in thousands):

	2013	2012
Building	$3,422	$3,422
Accumulated depreciation	(856)	(684)

	$2,566	$2,738

The following is a schedule by year of future minimum lease payments under the capitalized lease, together with the present value of net minimum lease payments at December 31, 2013 (dollars in thousands):

2014	$291
2015	291
2016	292
2017	292
2018	294
Thereafter	3,340

Total minimum lease payments	4,800
Less amount representing interest	1,693

Present value of net minimum lease payments	$3,107

Operating Leases: The Company leases certain branch properties under operating leases. Rent expense was $1,040,000, $1,031,000 and $899,000 for the years ended December 31, 2013, 2012 and 2011, respectively. Rent commitments, before considering renewal options that generally are present were as follows at December 31, 2013 (dollars in thousands):

2014	$992
2015	1,008
2016	885
2017	533
2018	467
Thereafter	494

$4,379

NOTE 5—DEPOSITS

The components of deposits at December 31, 2013 and 2012 are as follows (dollars in thousands):

	2013	2012
Demand, non-interest bearing	$216,804	$170,355
Demand, interest-bearing & NOW	71,421	57,198
Money market accounts	192,552	193,600
Savings	69,319	72,693
Time, $100 and over	219,302	195,088
Time, other	196,409	80,384

	$965,807	$769,318

ConnectOne Bancorp, Inc.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

At December 31, 2013, the scheduled maturities of time deposits are as follows (dollars in thousands):

2014	$278,344
2015	35,221
2016	45,480
2017	29,141
2018	27,525

$415,711

At December 31, 2013 and 2012, the Company had $103,573,000 and $29,298,000 of brokered certificates of deposit, respectively.

NOTE 6—FHLB BORROWINGS

The components of FHLB borrowings are as follows (dollars in thousands):

December 31, 2013			December 31, 2012
Maturity Date	Interest Rate	Outstanding	Maturity Date	Interest Rate	Outstanding
01/03/14	0.37%	$15,000	03/11/13	1.16%	$ 5,000
05/12/14	2.44	10,000	07/22/13	1.47	2,000
08/05/14	1.08	3,000	05/12/14	2.44	10,000
09/08/14	0.28	5,000	08/05/14	1.08	3,000
02/23/15	0.88	10,000	02/23/15	0.88	10,000
05/07/15	0.81	15,000	05/07/15	0.81	15,000
05/11/15	2.17	1,558	05/11/15	2.91	5,000
05/11/15	2.91	5,000	05/11/15	2.17	2,568
08/05/15	1.49	2,000	08/05/15	1.49	2,000
08/03/16	1.93	10,000	08/03/16	1.93	10,000
08/26/16	1.04	5,000	04/02/18	2.51	2,500
10/11/16	1.15	5,000	04/02/18	1.98	7,500
07/18/17	1.29	5,000	07/16/18	2.99	5,000
09/25/17	1.41	11,000
04/02/18	2.51	2,500			$79,568
04/02/18	1.98	7,500
07/16/18	2.99	5,000
10/23/18	1.68	10,000
11/19/18	1.68	10,000

		$137,558

Except as noted in the following sentences, each advance is payable at its maturity date, with a prepayment penalty of fixed rate advances.

Three of the FHLB notes ($2,500,000 and $7,500,000 each due April 2, 2018, and $5,000,000 due July 16, 2018) contain a convertible option which allows the FHLB, at quarterly intervals, to convert the fixed convertible advance into replacement funding for the same or lesser principal based on any advance then offered by the FHLB at their current market rate. The Company has the option to repay these advances, if converted, at par. The advances were collateralized by and $330,100,000 and $341,412,000 and of commercial mortgage loans, net of required over-collateralization amounts, under a blanket lien arrangement at December 31, 2013 and 2012, respectively.

ConnectOne Bancorp, Inc.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

NOTE 7—STOCKHOLDERS’ EQUITY

In September 2009, the Company completed its offering of Series A preferred stock and issued 125,000 shares of Series A preferred at $20 per share for net proceeds of $2,500,000. The Series A shares had no right to require the Company to redeem the shares. The Series A shares were entitled to receive their liquidation preference before any distribution is made on common stock. The shares were convertible after the third anniversary of issuance by the holder or the Company to that number of common shares equal to the liquidation preference divided by the then current tangible book value per common share of stock. The Series A shares voted together with the common stock and are entitled to noncumulative dividends at the Prime Rate, as reported in the Wall Street Journal, plus 1.5% reset quarterly, with a floor of 4.75%. Dividends were payable only when declared by the Board of Directors.

In December of 2009, the Company completed its first offering of Series B preferred stock and issued 400,000 shares at $20 per share for net proceeds of $8,000,000. The Series B shares had substantially the same rights as the Series A shares with a few differences. The Series B shares were convertible after the third anniversary of issuance by the holder or the Company to the number of common shares equal to the stated value of the shares divided by one-and-a-half times the then book value per share of the Company’s common stock upon 60 days’ notice. The Series B shares were non- voting and entitled to a 4% non-cumulative dividend for the first year and non-cumulative dividends after the first year at the Prime Rate with a maximum dividend rate of 7%. The Series B shares ranked pari passu with the Series A shares.

In January of 2010, the Company completed another offering of Series B preferred stock and issued 50,200 shares at $20 per share for net proceeds of $1,004,000.

In December of 2010, the Company completed a third offering of Series B preferred stock and issued 190,975 shares at $20 per share for net proceeds of $3,820,000.

In January of 2011, the Company completed another offering of Series B preferred stock and issued 59,025 shares at $20 per share for net proceeds of $1,180,000.

In March of 2012 the Company completed its first offering of Series C preferred stock and issued 7,500 shares at $1,000 per share for net proceeds of $7,500,000. The Shares did not bear voting rights, except in certain circumstances required by law, and were entitled to non-cumulative dividends at a variable rate equal to the prime rate as reported in the Wall Street Journal from time to time, with a maximum dividend rate of 7% per annum. In addition, the Shares were convertible into shares of our common stock at the election of the holder, and the Company could require conversion of the Shares into shares of our common stock, any time, at a ratio equal to the purchase price ($1,000) divided by the product of 1.25 multiplied by the then current book value per share of our common stock. The series C shares ranked pari passu with Series A and B shares.

During 2012, the Series A preferred shares were converted into 127,676 common shares at an average conversion price of $19.58, the Series B preferred shares were converted into 475,857 common shares at an average conversion price of $29.44, and the Series C preferred shares were converted into 306,388 common shares at an average price of $24.48.

On February 11, 2013, the company completed its initial public offering and issued 1,840,000 shares of common stock at $28 per share for net proceeds, after expenses of $3.8 million, of approximately $47.7 million.

NOTE 8—STOCK OPTION PLANS AND EQUITY COMPENSATION PLAN

In 2005, the Company adopted two stock option plans that were approved by stockholders on April 29, 2005. The 2005 A Stock Option Plan provides for granting of stock options to directors and employees to purchase up to 120,000 shares. The determination of the recipients of these

ConnectOne Bancorp, Inc.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

options and the vesting of these options is at the discretion of the Board of Directors. The shares granted under this plan may be either non-qualified options or “incentive stock options,” which are subject to the limitations under Section 422 of the Internal Revenue Code. Under this plan, “incentive stock options” must have an exercise price of no less than 100% of the fair market value of the common stock on the date of grant, and non-qualified options may have an exercise price to be determined by the Board of Directors at grant, but no less than 85% of the fair market value of the common stock on the date of grant.

The 2005 B Stock Option plan permits grants of options to directors and employees to purchase up to 60,000 shares of common stock. The terms of this plan are substantially the same as the A Plan, with the exception that under the B Stock Option Plan, only non-qualified options may be granted.

In 2006, the Company adopted the 2006 Equity Compensation Plan. This plan provides for granting of 45,300 stock options or restricted stock awards to directors and employees. The determination of the recipients of the equity compensation and the related vesting is at the discretion of the Board of Directors. Stock options granted under this plan may be either non-qualified options or “incentive stock options,” which are subject to the limitations under Section 422 of the Internal Revenue Code. Under this plan, the non-qualified options and “incentive stock options” must have an exercise price of no less than 100% of the fair market value of the common stock on the date of grant.

In 2008, the Company adopted the 2008 Equity Compensation Plan. The plan provides for granting of 108,099 stock options or restricted awards to directors and employees. The determination of the recipients of the equity compensation and the related vesting is at the discretion of the Board of Directors. Stock options granted under this plan may be either non-qualified options or “incentive stock options,” which are subject to the limitations under Section 422 of the Internal Revenue Code. Under this plan, the non-qualified options and “incentive stock options” must have an exercise price of no less than 100% of the fair market value of the common stock on the date of grant.

In 2009, the Company adopted the 2009 Equity Compensation Plan. The plan provides for granting of 111,113 stock options or restricted awards to directors and employees. The determination of the recipients of the equity compensation and the related vesting is at the discretion of the Board of Directors. Stock options granted under this plan may be either non-qualified or incentive stock options, which are subject to the limitations under Section 422 of the Internal Revenue Code. Under this plan, the non-qualified options must have an exercise price of no less than 100% of the fair market value of the common stock on the date of grant.

In 2012, the Company adopted the 2012 Equity Compensation Plan. The plan provides for granting of 125,000 stock options, restricted awards or performance units, or any combination thereof, to directors, employees, members of any advisory committee or any other service provider to the Company. The determination of the recipients of awards, the types of awards granted and the specific terms of each award is at the discretion of the Compensation Committee of the Board of Directors, subject to the terms of the Plan. Stock options granted under this plan may be either non-qualified or incentive stock options, which are subject to the limitations under Section 422 of the Internal Revenue Code. Under this plan, the non-qualified options must have an exercise price of no less than 100% of the fair market value of the common stock on the date of grant.

The fair value of each option award is estimated on the date of grant using a closed form option valuation (Black-Scholes) model. Expected volatilities are based on estimated historical volatilities of the Company’s common stock. The expected term of options granted is based on historical data and represents the period of time that options granted are expected to be outstanding, which takes into account that the options are not transferable. The risk-free interest rate for the expected term of the option is based on the U.S. Treasury yield curve in effect at the

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

time of the grant. The fair value of stock options granted during 2012 was $4.94 on the date of grant using the Black-Scholes option pricing model with the following assumptions for 2012: stock price volatility of 27.63%, risk free interest rate of .84%, 0% dividend rate and expected life of 5.5 years. No options were granted in 2011.

At December 31, 2013, there were 106,985 options available for grants under the plans.

A summary of the activity in the stock option plan for 2013 follows:

	Shares	Weighted Average Exercise Price	Weighted Average Remaining Contractual Term (Years)	Aggregate Intrinsic Value
Oustanding at beginning of year	300,438	$12.32
Granted	—	—
Exercised	—	—
Forfeited	—	—
Expired	—	—

Oustanding at end of year	300,438	$12.32	$3.40	$8,202,320

Fully vested and expected to vest	300,438	$12.32	$3.40	$8,202,320

Exercisable at end of year	286,687	$12.04	$3.18	$7,911,794

As of December 31, 2013 and 2012, there was zero unrecognized compensation cost related to nonvested stock options granted under the Plan. Aggregate intrinsic value is based on $39.63, which was the closing market price of our common stock at December 31, 2013. There were no stock options granted in 2013 and 2012. There were no material expenses related to vesting of stock options in 2013 and 2012.

In conjunction with the plans above, the Company granted restricted shares to certain executive officers. Compensation expense is recognized over the vesting period of the awards based on the fair value of the stock at issue date. The fair value of the stock granted prior to our IPO was based on the book value of stock on the date of the grant. The fair value of the stock granted after our IPO was based on the closing market price of our common stock as of the grant date. Generally, grants of restricted shares vest one-third, each, on the first, second and third anniversaries of the grant date.

A summary of changes in the Company’s nonvested restricted shares for the year ended December 31, 2013 follows:

Nonvested Shares	Shares	Weighted- Average Grant-Date Fair Value
Nonvested at December 31, 2012	10,075	$18.26
Granted	14,925	22.76
Vested	(5,725)	17.73
Forfeited	—	—

Nonvested at December 31, 2013	19,275	$21.90

As of December 31, 2013, there was $289,000 of total unrecognized compensation cost related to nonvested shares granted under the plans. The cost is expected to be recognized over a weighted average period of 12.1 months. The total fair value of shares vested during year ended December 31, 2013 and 2012, was $152,000 and 42,000, respectively. There were no material expenses related to vesting of restricted stock expense in 2013 or 2012.

ConnectOne Bancorp, Inc.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

On August 7, 2013, the Company granted to various key employees performance unit awards, with each unit entitling the holder to one share of the Company’s common stock contingent upon the Company meeting or exceeding certain return on asset targets over the course of a three-year period commencing July 1, 2013. Under the agreement, and assuming the Company has met or exceeded the applicable targets, grants of performance unit awards will vest one-third, each, on the third, fourth and fifth anniversaries of the grant date. At December 31, 2013, the specific number of shares related to performance unit awards that were expected to vest was 85,313, determined by actual performance in consideration of the established range of the performance targets, which is consistent with the level of expense currently being recognized over the vesting period. Should this expectation change, additional compensation expense could be recorded in future periods or previously recognized expense could be reversed. The maximum amount of performance unit awards is 102,375.

A summary of the status of unearned performance unit awards and the change during the period is presented in the table below:

	Shares	Weighted- Average Grant-Date Fair Value
Unearned at December 31, 2012	—	$	n/a
Awarded	85,313		32.35
Forfeited	—		n/a
Expired	—		n/a

Unearned at December 31, 2013	85,313		32.35

The company recognized $253,000 in stock-based compensation expenses for services rendered for the year ended December 31, 2013. At December 31, 2013, compensation cost of $2,506,000 related to nonvested awards not yet recognized is expected to be recognized over a weighted-average period of 3.5 years.

NOTE 9—INCOME TAXES

The components of income tax expense for the years ended December 31, 2013, 2012 and 2011 are as follows (dollars in thousands):

	2013	2012	2011
Current expense
Federal	$7,773	$5,931	$3,224
State	1,648	1,850	968
Deferred expense (benefit)
Federal	(2,288)	(1,558)	231
State	(600)	(512)	81

	$6,533	$5,711	$4,504

ConnectOne Bancorp, Inc.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

A reconciliation of the statutory federal income tax to the income tax expense included in the statements of income for the years ended December 31, 2013, 2012 and 2011 is as follows (dollars in thousands):

	2013	2012	2011
Income before income tax expense	$16,803	$14,132	$11,170
Federal statutory rate	35%	34%	34%
Federal income tax at statutory rate	$5,881	$4,805	$3,798
State income taxes, net of federal benefit	681	883	693
Change in cash surrender value of bank-owned life insurance	67	—	—
Tax-exempt interest income, net	(6)	—	—
Non-deductible expenses and other	(90)	23	13

	$6,533	$5,711	$4,504

The components of the net deferred tax asset at the years ended December 31, 2013 and 2012 are as follows (dollars in thousands):

Deferred tax assets:
Allowance for loan losses	$6,527	$5,253
Equity based compensation	291	185
Deferred loan fees	488	171
Accrued compensation	433	—
Nonaccrual loan interest income	113	—
Unrealized loss on available for sale securities	77	—
Other	98	88

Total deferred tax assets	8,027	5,697

Deferred tax liabilities
Premises and equipment	221	802
Section 481 adjustment	169	134
Unrealized gain on securities available for sale	—	335
Other	23	112

	413	1,383

Net deferred tax asset	$7,614	$4,314

Based upon the level of historical taxable income, management believes it is more likely than not that the Company will realize the benefits of these deductible differences.

At December 31, 2013 and 2012, the Company had no unrecognized tax benefits. The Company does not expect the total amount of unrecognized tax benefits to significantly increase within the next twelve months. The Company’s policy is to account for interest as a component of interest expense and penalties as a component of other expense. There was no amount of interest and penalties recorded in the income statement for the years ended December 31, 2013, 2012 and 2011.

The Company and its subsidiary are subject to U.S. federal income tax as well as income tax of the State of New Jersey. The Company is no longer subject to examination by taxing authorities for years before 2010.

ConnectOne Bancorp, Inc.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

NOTE 10—TRANSACTIONS WITH EXECUTIVE OFFICERS, DIRECTORS AND PRINCIPAL STOCKHOLDERS

Loans to principal officers, directors, and their affiliates during the years ended December 31, 2013 and 2012, were as follows (dollars in thousands):

	2013	2012
Beginning balance	$22,185	$22,984
New loans	2,560	8,162
Repayments	(1,423)	(8,961)

Ending balance	$23,322	$22,185

Deposits from principal officers, directors, and their affiliates at December 31, 2013 and 2012, were $34,620,000 and $26,475,000, respectively.

The Company has had, and may be expected to have in the future, banking transactions in the ordinary course of business with its executive officers, directors, principal stockholders, their immediate families and affiliated companies (commonly referred to as related parties). The company also leases branch facilities from related party entities. Total expenses to these entities were $570,000, $538,000 and $436,000 for the years ended December 31, 2013, 2012 and 2011, respectively. The Company also utilizes an advertising and public relations agency at which one of the Company’s directors is President and CEO and a principal owner. Advertising expenses with this agency were $244,000, $526,000 and $259,000 for the years ended December 31, 2013, 2012 and 2011, respectively. Advertising expenses with this agency declined year over year primarily due to the Company being billed directly from third- party media vendors in 2013 that were previously billed on a pass-through basis. In addition, 2012 expenses included costs affiliated with the re-branding of the Company.

NOTE 11—FINANCIAL INSTRUMENTS WITH OFF-BALANCE SHEET RISK

The Company is a party to financial instruments with off-balance sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments include commitments to extend credit. Such commitments involve, to varying degrees, elements of credit and interest rate risk in excess of the amount recognized in the balance sheet.

The Company’s exposure to credit loss in the event of nonperformance by the other party to the financial instrument for commitments to extend credit is represented by the contractual amount of those instruments. The Company uses the same credit policies in making commitments and conditional obligations as it does for on-balance sheet instruments.

The contract or notional amount of financial instruments where contract amounts represent credit risk at December 31, 2013 and 2012, are as follows (dollars in thousands):

	2013	2012
Commitments to grant loans	$243,600	$90,858
Unused lines of credit	35,073	38,365
Standby letters of credit	2,222	1,696

Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. The Company evaluates each customer’s credit worthiness on a case-by-case basis. The amount of collateral obtained, if deemed necessary by the Company upon extension of credit, is based on management’s credit evaluation. Collateral held

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

varies but may include personal or commercial real estate, accounts receivable, inventory and equipment.

Outstanding letters of credit written are conditional commitments issued by the Company to guarantee the performance of a customer to a third party. The majority of these standby letters of credit expire within the next twelve months. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending other loan commitments. The Company requires collateral supporting these letters of credit as deemed necessary. The current amount of the liability as of December 31, 2013 and 2012, for guarantees under standby letters of credit issued was not material.

NOTE 12—REGULATORY MATTERS

The Company and Bank are subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet the minimum capital requirements can initiate certain mandatory and possibly additional discretionary-actions by regulators that, if undertaken, could have a direct material effect on the Company’s and Bank’s financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Company and Bank must meet specific capital guidelines that involve quantitative measures of the Company’s and Bank’s assets, liabilities and certain off-balance sheet items as calculated under regulatory accounting practices. The Company’s and Bank’s capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk-weightings and other factors.

Quantitative measures established by regulation to ensure capital adequacy require the Bank and the Company to maintain minimum amounts and ratios (set forth below) of total and Tier 1 capital (as defined in the regulations) to risk-weighted asset and of Tier 1 capital to average assets. Management believes, as of December 31, 2013 and 2012, that the Company and the Bank meet all capital adequacy requirements to which they are subject. At year-end 2013 and 2012, the most recent regulatory notifications categorized the Bank as well capitalized under the regulatory framework for prompt corrective action. There are no conditions or events since that notification that management believes have changed the institutions category.

ConnectOne Bancorp, Inc.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Actual and required capital and ratios are presented below for December 31, 2013 and 2012 (dollars in thousands):

	Actual		For Capital Adequacy Requiremnts		To Be Well Capitalized Under Prompt Corrective Action Provisions
	Amount	Ratio	Amount	Ratio	Amount	Ratio
December 31, 2013
Total capital to risk-weighted assets:
Company	$143,912	12.91%	$89,059	8.0%	N/A	N/A
Bank	143,574	12.88	89,059	8.0	$111,323	10.0%
Tier 1 capital to risk-weighted assets:
Company	129,986	11.68	44,529	4.0	N/A	N/A
Bank	129,648	11.65	44,529	4.0	66,794	6.0
Tier 1 capital to total assets:
Company	129,986	10.74	48,429	4.0	N/A	N/A
Bank	129,648	10.71	48,429	4.0	60,537	5.0
December 31, 2012
Total capital to risk-weighted assets:
Company	$81,282	10.52%	$61,835	8.0%	N/A	N/A
Bank	81,262	10.51	61,835	8.0	$77,294	10.0%
Tier 1 capital to risk-weighted assets:
Company	71,576	9.26	30,918	4.0	N/A	N/A
Bank	71,556	9.26	30,918	4.0	46,376	6.0
Tier 1 capital to total assets:
Company	71,576	7.84	36,498	4.0	N/A	N/A
Bank	71,556	7.84	36,498	4.0	45,623	5.0

The Bank is subject to certain regulatory restrictions on the amount of dividends that it may declare to the parent corporation without regulatory approval.

NOTE 13—FAIR VALUE MEASUREMENTS AND FAIR VALUE OF FINANCIAL INSTRUMENTS

Management uses its best judgment in estimating the fair value of the Company’s financial instruments; however, there are inherent weaknesses in any estimation technique. The estimated fair value amounts have been measured as of December 31, 2013 and 2012, and have not been re-evaluated or updated for purposes of these consolidated financial statements subsequent to those respective dates. As such, the estimated fair values of these financial instruments subsequent to the respective reporting dates may be different than the amounts reported at each year end.

Fair value is the exchange price that would be received for an asset or paid to transfer a liability (exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. There are three levels of inputs that may be used to measure fair values:

Level 1: Quoted prices (unadjusted) for identical assets or liabilities in active markets that the entity has the ability to access as of the measurement date.

Level 2: Significant other observable inputs other than Level 1 prices such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data.

ConnectOne Bancorp, Inc.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Level 3: Significant unobservable inputs that reflect a reporting entity’s own assumptions about the assumptions that market participants would use in pricing an asset or liability.

The Company used the following methods and significant assumptions to estimate fair value:

An asset’s or liability’s level within the fair value hierarchy is based on the lowest level of input that is significant to the fair value measurement.

Investment Securities: The fair values for investment securities are determined by quoted market prices, if available (Level 1). For securities where quoted prices are not available, fair values are calculated based on market prices of similar securities (Level 2). For securities where quoted prices or market prices of similar securities are not available, fair values are calculated using discounted cash flows or other market indicators (Level 3). Discounted cash flows are calculated using spread to swap and LIBOR curves that are updated to incorporate loss severities, volatility, credit spread and optionality. During times when trading is more liquid, broker quotes are used (if available) to validate the model. Rating agency and industry research reports as well as defaults and deferrals on individual securities are reviewed and incorporated into the calculations.

Impaired Loans: The fair value of impaired loans with specific allocations of the allowance for loan losses is generally based on recent real estate appraisals. These appraisals may utilize a single valuation approach or a combination of approaches including comparable sales and the income approach. Adjustments are routinely made in the appraisal process by the independent appraisers to adjust for differences between the comparable sales and income data available. Such adjustments are usually significant and typically result in a Level 3 classification of the inputs for determining fair value.

ConnectOne Bancorp, Inc.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

NOTE 13—FAIR VALUE MEASUREMENTS AND FAIR VALUE OF FINANCIAL INSTRUMENTS

For financial assets measured at fair value on a recurring basis, the fair value measurements by level within the fair value hierarchy used at December 31, 2013 and 2012 are as follows (dollars in thousands):

Assets and Liabilities Measured on a Recurring Basis

	Fair Value Measurements Using
	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
December 31, 2013
Securities:
U.S. Treasury securities	$1,803	$—	$—
States and political subdivisions	—	4,335	—
Asset-backed securities:
Residential mortgages	—	9,657	—
Student loans	—	4,548	—
Small business	—	1,391
Equity securities	—	5,855	—
December 31, 2012
Securities:
U.S. government sponsored agencies	$—	$1,005	$—
Asset-backed securities:
Residential mortgages	—	12,029	—
Equity securities	—	6,218	—

Assets and Liabilities Measured on a Non-recurring Basis

Assets measured at fair value on a non-recurring basis are summarized below (dollars in thousands):

	Fair Value Measurements Using
	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
December 31, 2013
Impaired loans:
Commercial real estate	$—	$—	$1,828
Commercial	—	—	1,865
December 31, 2012
Impaired loans:
Commercial real estate	$—	$—	$2,354

As of December 31, 2013, impaired loans, which have a specific reserve and are measured for impairment using the fair value of the collateral, had an unpaid principal balance of $4,725,000 with a valuation allowance of $1,032,000, resulting in an additional provision for loan losses of $794,000 for the year ended December 31, 2013.

ConnectOne Bancorp, Inc.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

As of December 31, 2012, impaired loans, which are measured for impairment using the fair value of the collateral for collateral dependent loans, had an unpaid principal balance of $3,387,000, with a valuation allowance of $1,033,000, resulting in an additional provision for loan losses of $558,000 for the year ended December 31, 2012.

The following table presents quantitative information about Level 3 fair value measurements for financial instruments measured at fair value on a non-recurring basis at December 31, 2013 (dollars in thousands):

	Fair Value	Valuation Technique(s)	Unobservable Input(s)	Discount Range	Weighted Average
Impaired loans:
Commercial real estate	$1,828	Sales comparison	Adjustments for differences between the comparable sales.	5%-15%	8%
		Income approach	Adjustments for differences in net operating income expectations.	4%	4%
Commercial	$1,865	Sales comparison	Adjustments for differences between the comparable sales.	39%	39%

The following table presents quantitative information about Level 3 fair value measurements for financial instruments measured at fair value on a non-recurring basis at December 31, 2012 (dollars in thousands):

	Fair Value	Valuation Technique(s)	Unobservable Input(s)	Discount Range	Weighted Average
Commercial real estate	$2,354	Sales comparison	Adjustments for differences between the comparable sales.	10%-25%	20%
		Income approach	Adjustments for differences in net operating income expectations.	4%	4%

ConnectOne Bancorp, Inc.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

The carrying value and estimated fair value of financial instruments as of December 31, 2013 and December 31, 2012 are summarized below (dollars in thousands):

2013	Carrying Value	Fair Value Measurements at December 31 Using
		Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
Financial assets:
Cash and due from banks	$2,907	$2,907	$—	$—
Interest bearing deposits	31,459	31,459	—	—
Securities available for sale	27,589	1,803	25,786	—
Securities held to maturity	1,027	—	1,077	—
FHLB Stock	4,744	n/a	n/a	n/a
Loans held for sale	575	—	583	—
Loans receivable, gross	1,151,904	—	—	1,151,870
Accrued interest receivable	4,102	—	99	4,003
Financial liabilities:
Deposits:
Demand, NOW, money market and savings	$550,096	$550,096	$—	$—
Certificates of deposit	415,711	—	419,467	—
Borrowings	137,558	—	141,902	—
Accrued interest payable	2,762	—	2,762	—
2012

Financial assets:
Cash and due from banks	$3,242	$3,242	$—	$—
Interest bearing deposits	47,387	47,387	—	—
Securities available for sale	19,252	—	19,252	—
Securities held to maturity	1,985	—	2,084	—
FHLB Stock	7,622	n/a	n/a	n/a
Loans held for sale	405	—	414	—
Loans receivable, gross	849,269	—	—	874,438
Accrued interest receivable	3,361	—	68	3,293
Financial liabilities:
Deposits:
Demand, NOW, money market and savings	$505,264	$505,264	$—	$—
Certificates of deposit	264,054	—	277,614	—
Borrowings	79,568	—	81,703	—
Accrued interest payable	2,803	—	2,803	—

The methods and assumptions, not previously presented, used to estimate fair values for the periods ended December 31, 2013 and December 31, 2012, are described as follows:

Cash and due from banks and interest bearing deposits: The carrying amounts of cash and short-term instruments approximate fair values and are classified as Level 1.

Loans: Fair value of loans, excluding loans held for sale, is estimated as follows: For variable rate loans that reprice frequently and with no significant change in credit risk, fair values are based on carrying values resulting in a Level 3 classification. Fair values for other loans are estimated using discounted cash flow analyses, using interest rates currently being offered for

ConnectOne Bancorp, Inc.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

loans with similar terms to borrowers of similar credit quality resulting in a Level 3 classification. Impaired loans are valued at the lower of cost or fair value as described previously.

The methods utilized to estimate the fair value of loans do not necessarily represent an exit price. The fair value of loans held for sale is estimated based upon binding contracts and quotes from third party investors resulting in a Level 2 classification.

FHLB Stock: It is not practical to determine the fair value of FHLB Stock due to restrictions placed on its transformatility.

Deposits: The fair values disclosed for demand deposits (e.g., interest and non-interest checking, passbook savings, and certain types of money market accounts) are, by definition, equal to the amount payable on demand at the reporting date (i.e., their carrying amount) resulting in a Level 1 classification. The carrying amounts of variable rate, fixed-term money market accounts and certificates of deposit approximate their fair values at the reporting date resulting in a Level 1 classification. Fair values for fixed rate certificates of deposit are estimated using a discounted cash flow calculation that applies interest rates currently being offered on certificates to a schedule of aggregated expected monthly maturities on time deposits resulting in a Level 2 classification.

Borrowings: Borrowings consist of Federal Home Loan Bank of New York borrowings which are estimated using a discounted cash flow calculation that applies interest rates currently being offered to a schedule of aggregated expected monthly Federal Home Loan borrowings maturities.

Accrued interest receivable/payable: The carrying amounts of accrued interest approximate the fair value resulting in a Level 1, Level 2 or Level 3 classification.

NOTE 14—PARENT COMPANY ONLY CONDENSED FINANCIAL INFORMATION

CONDENSED STATEMENTS OF FINANCIAL CONDITION
December 31,

	2013	2012
	(in thousands)
ASSETS
Cash and cash equivalents	$79	$27
Other assets	259	—
Investment in banking subsidiary	129,790	72,342

Total assets	$130,128	$72,369

LIABILITIES AND EQUITY
Accrued expenses and other liabilities	$—	$7
Stockholders’ equity	130,128	72,362

Total liabilities and stockholders’ equity	$130,128	$72,369

CONDENSED STATEMENTS OF COMPREHENSIVE INCOME
Years Ended December 31,

	2013	2012	2011
Equity in undistributed subsidary income	$10,270	$8,421	$6,666

Net Income	$10,270	$8,421	$6,666

Comprehensive Income	$9,656	$8,307	$6,857

ConnectOne Bancorp, Inc.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

CONSOLIDATED STATEMENTS OF CASH FLOWS
Years Ended December 31,

	2013	2012	2011
	(in thousands)
Cash Flows From Operating Activities:
Net Income	$10,270	$8,421	$6,666
Adjustments:
Equity in undistributed subsidary income	(10,270)	(8,421)	(6,666)
Change in other liabilities	(7)	(197)	33

Net cash provided by (used in) operating activities	(7)	(197)	33
Cash Flows From Investing Activities:
Investment in subsidiaries	(47,656)	(7,094)	(588)

Net cash used in investing activities	(47,656)	(7,094)	(588)
Cash Flows From Financing Activities:
Proceeds from preffered stock issuance	47,715	7,500	1,180
Preferred stock dividends	—	(354)	(600)

Net cash provided by financing activities	47,715	7,146	580

Net change in cash and cash equivalents	52	(145)	25
Beginning cash and cash equivalents	27	172	147

Ending cash and cash equivalents	$79	$27	$172

NOTE 15—EARNINGS PER SHARE

The factors used in the earnings per share computation follow (in thousands, except per share data):

	2013	2012	2011
Basic:
Net income available to common stockholders	$10,270	$8,067	$6,066
Weighted average common shares outstanding	4,774	2,701	2,242

Basic earnings per common share	$2.15	$2.99	$2.71

Diluted:
Net income available to common stockholders	$10,270	$8,067	$6,066
Add: Preferred dividends	—	354	600

Net Income	$10,270	$8,421	6,666
Weighted average common shares outstanding for basic earnings per common share	4,774	2,701	2,242
Add: Dilutive effects of assumed exercises of stock options and stock awards	145	83	55
Add: Dilutive effects of assumed vesting of performance units	—	413	766

Average shares and dilutive potential common shares	4,919	3,197	3,063

Diluted earnings per common share	$2.09	$2.63	$2.18

There were no stock options that resulted in anti-dilution for the periods presented.

ConnectOne Bancorp, Inc.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

NOTE 16—QUARTERLY FINANCIAL DATA (unaudited)

Selected Consolidated Quarterly Financial Data 2013 Quarter Ended,	March 31,	June 30,	September 30,	December 31,
	(in thousands, except per share data)
Total interest income	$10,912	$11,352	$12,158	$12,881
Total interest expense	1,528	1,526	1,608	1,814

Net interest income	9,384	9,826	10,550	11,067
Provision for loan losses	925	950	1,300	1,400

Net interest income after provision for loan losses	8,459	8,876	9,250	9,667
Non-interest income	259	301	293	349
Non-interest expense	4,741	4,925	5,220	5,765

Income before income taxes	3,977	4,252	4,323	4,251
Income tax expense	1,641	1,755	1,736	1,401

Net income	$2,336	$2,497	$2,587	$2,850

Earnings per share:(1)
Basic	$0.58	$0.50	$0.52	$0.57

Diluted	$0.56	$0.49	$0.50	$0.55

Selected Consolidated Quarterly Financial Data 2012 Quarter Ended,	March 31,	June 30,	September 30,	December 31,
	(in thousands, except per share data)
Total interest income	$9,304	$10,369	$10,289	$10,825
Total interest expense	1,561	1,553	1,611	1,594

Net interest income	7,743	8,816	8,678	9,231
Provision for loan losses	750	1,140	950	1,150

Net interest income after provision for loan losses	6,993	7,676	7,728	8,081
Non-interest income	245	277	294	326
Non-interest expense	4,148	4,457	4,335	4,548

Income before income taxes	3,090	3,496	3,687	3,859
Income tax expense	1,248	1,418	1,488	1,557

Net income	1,842	2,078	2,199	2,302
Dividends on preferred stock	146	206	2	—

Net income available to common stockholders	$1,696	$1,872	$2,197	$2,302

Earnings per share:(1)
Basic	$0.76	$0.83	$0.70	$0.73

Diluted	$0.62	$0.62	$0.68	$0.71

(1)	Earnings per share (EPS) in each quarter is computed using the weighted-average number of shares outstanding during that quarter while EPS for the full year is computed using the weighted-average number of shares outstanding during the year. Thus, the sum of the four quarters’ EPS will not necessarily equal the full-year EPS.

ConnectOne Bancorp, Inc.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

NOTE 17—SUBSEQUENT EVENTS

On January 20, 2014, the Company, entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Center Bancorp, Inc. (NASDAQ: “CNBC”) (“Center Bancorp”). The Merger Agreement provides that, upon the terms and subject to the conditions set forth therein, the Company will merge with and into Center Bancorp, with Center Bancorp continuing as the surviving entity (the “Merger”). The Merger Agreement also provides that, immediately following the consummation of the Merger, Union Center National Bank, a commercial bank chartered pursuant to the laws of the United States (“Union Center”) and a wholly-owned subsidiary of Center Bancorp, will merge with and into the Bank, with the Bank continuing as the surviving bank. Upon completion of the Merger, each share of common stock of the Company will be converted into and become the right to receive 2.6 shares of common stock, no par value per share, of Center Bancorp. Immediately after consummation of the transaction, the directors of the resulting corporation and the resulting bank shall consist of six individuals who previously served as Center Bancorp Directors and six Directors who previously served as Directors of the Company, each to hold office in accordance with the Amended and Restated Certificate of Incorporation and the by-laws of the surviving corporation until their respective successors are duly elected or appointed and qualified. The officers of the surviving corporation shall consist of (i) Frank S. Sorrentino III as Chairman, President and Chief Executive Officer; (ii) William S. Burns, Chief Financial Officer; and (iii) Anthony Weagley, current President and Chief Executive Officer of Center Bancorp, as Chief Operating Officer.

Completion of the Merger is subject to various conditions, including, among others, (i) approval by shareholders of Center Bancorp and the Company of the Merger Agreement and the transactions contemplated thereby, (ii) the receipt of all necessary approvals and consents of governmental entities required to consummate the transactions contemplated by the Merger Agreement, (iii) the absence of any order or proceeding which prohibits the Merger or the Bank Merger and (iv) the receipt by each of Center Bancorp and ConnectOne Bancorp of an opinion to the effect that the Merger will be treated as a reorganization qualifying under Section 368(a) of the Internal Revenue Code of 1986, as amended. Each party’s obligation to consummate the Merger is also subject to certain customary conditions, including (i) subject to certain exceptions, the accuracy of the representations and warranties of the other party, (ii) performance in all material respects of its agreements, covenants and obligations and (iii) the delivery of certain certificates and other documents.

The Company expects the Merger to be completed in either the second or third quarter of 2014.

On January 27, 2014, a complaint was filed against the Company and the members of its Board of Directors in the Superior Court of New Jersey, BergenCounty, seeking class action status and asserting that the Company and the members of its Board had violated their duties to the Company’s shareholders in connection with the proposed merger with Center Bancorp, Inc. Subsequently, several additional complaints also seeking class action status and raising substantially the same allegations, were filed in the Superior Court of New Jersey, Bergen County. The plaintiffs propose to consolidate these cases. The litigation is in its very early stages, and the Company’s time to answer has not yet run. The Company believes these complaints are without merit, and intends to vigorously defend these complaints.

ConnectOne Bancorp, Inc.

CONSOLIDATED BALANCE SHEETS

(in thousands)

	March 31, 2014	December 31, 2013
	(unaudited)
Assets
Cash and due from banks	$3,005	$2,907
Interest-bearing deposits with banks	42,325	31,459
Cash and cash equivalents	45,330	34,366

Securities available for sale	27,199	27,589
Securities held to maturity, fair value of $943 at 2014 and $1,077 at 2013	898	1,027
Loans held for sale	792	575

Loans receivable	1,245,363	1,151,904
Less: Allowance for loan losses	(17,035)	(15,979)
Net loans receivable	1,228,328	1,135,925

Investment in restricted stock, at cost	9,411	7,622
Bank premises and equipment, net	7,385	7,526
Accrued interest receivable	4,235	4,102
Other real estate owned	870	1,303
Goodwill	260	260
Bank-owned life insurance	15,334	15,191
Deferred taxes	7,539	7,614
Other assets	142	128
Total assets	$1,347,723	$1,243,228

(continued)

See accompanying notes to unaudited consolidated financial statements.

S-39

ConnectOne Bancorp, Inc.

CONSOLIDATED BALANCE SHEETS

(in thousands, except share data)

	March 31, 2014	December 31, 2013
	(unaudited)
Liabilities
Deposits
Noninterest-bearing	$236,872	$216,804
Interest-bearing	790,884	749,003
Total deposits	1,027,756	965,807
FHLB Borrowings	177,301	137,558
Accrued interest payable	2,836	2,762
Capital lease obligation	3,081	3,107
Other liabilities	3,741	3,866
Total liabilities	1,214,715	1,113,100

Commitments and Contingencies

Stockholders’ Equity
Preferred stock (Series A), no par value; $20 liquidation value; authorized 125,000 shares; no shares issued and outstanding at March 31, 2014 and December 31, 2013	—	—
Preferred stock (Series B), no par value; $20 liquidation value; authorized 875,000 shares; no shares issued and outstanding at March 31, 2014 and December 31, 2013	—	—
Preferred stock (Series C), no par value; $1,000 liquidation value; authorized 7,500 shares; no shares issued and outstanding at March 31, 2014 and December 31, 2013	—	—
Common stock and surplus, no par value; authorized 10,000,000 shares at March 31, 2014 and December 31, 2013; issued and outstanding 5,122,047 at March 31, 2014 and 5,106,455 at December 31, 2013	99,466	99,315
Retained earnings	33,539	30,931
Accumulated other comprehensive income/(loss)	3	(118)
Total stockholders’ equity	133,008	130,128
Total liabilities and stockholders’ equity	$1,347,723	$1,243,228

See accompanying notes to unaudited consolidated financial statements.

S-40

ConnectOne Bancorp, Inc.

CONSOLIDATED STATEMENTS OF INCOME (unaudited)

(in thousands, except for share and per share data)

	Three Months Ended March 31,
	2014	2013
Interest income
Loans receivable, including fees	$13,455	$10,696
Securities	227	195
Other interest income	22	21
Total interest income	13,704	10,912
Interest expense
Deposits	1,401	1,146
FHLB borrowings	561	334
Capital lease	47	48
Total interest expense	2,009	1,528

Net interest income	11,695	9,384
Provision for loan losses	1,300	925
Net interest income after provision for loan losses	10,395	8,459

Non-interest income
Service fees	87	100
Gains on sales of loans	41	83
Income on bank owned life insurance	144	—
Other income	77	76
Total non-interest income	349	259

Non-interest expenses
Salaries and employee benefits	3,091	2,480
Occupancy and equipment	829	729
Professional fees	378	271
Advertising and promotion	99	103
Data processing	517	447
Merger related expenses	923	—
Other expenses	835	711
Total non-interest expenses	6,672	4,741

Income before income tax expense	4,072	3,977
Income tax expense	1,464	1,641
Net income	$2,608	$2,336

Earnings per common share:
Basic	$0.52	$0.58
Diluted	0.50	0.56
Weighted average common shares outstanding:
Basic	5,035,521	4,055,908
Diluted	5,216,599	4,178,214

See accompanying notes to unaudited consolidated financial statements.

S-41

ConnectOne Bancorp, Inc.

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (unaudited)

(in thousands)

	Three Months Ended March 31,
	2014	2013
Net income	$2,608	$2,336
Unrealized holding (losses)/gains on securities available for sale arising during the period	202	(122)
Tax effect	81	(49)

Other comprehensive loss	121	(73)

Comprehensive income	$2,729	$2,263

See accompanying notes to unaudited consolidated financial statements.

S-42

ConnectOne Bancorp, Inc.

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY

(dollars in thousands)

						Accumulated
		Preferred	Preferred	Preferred		Other
	Common Stock	Stock,	Stock,	Stock,	Retained	Comprehensive
	and Surplus	Series A	Series B	Series C	Earnings	Income	Total

Balance at January 1, 2013	$51,205	$—	$—	$—	$20,661	$496	$72,362

Net income	—	—	—	—	10,270		10,270

Other comprehensive loss, net of taxes	—	—	—	—	—	(614)	(614)

Issuance of 1,840,000 shares, net of expenses	47,715	—	—	—	—	—	47,715

Grant of 100,238 restricted stock awards and performance units	—	—	—	—	—	—	—

Equity-based compensation	395	—	—	—	—	—	395

Balance at December 31, 2013	99,315	—	—	—	30,931	(118)	130,128

Net income	—	—	—	—	2,608	—	2,608

Other comprehensive income, net of taxes	—	—	—	—	—	121	121

Grant of 15,592 restricted stock awards	—	—	—	—	—	—	—

Equity-based compensation	151	—	—	—	—	—	151

Balance at March 31, 2014 (unaudited)	$99,466	$—	$—	$—	$33,539	$3	$133,008

See accompanying notes to unaudited consolidated financial statements.

S-43

ConnectOne Bancorp, Inc.

CONSOLIDATED STATEMENTS OF CASH FLOWS (unaudited)

(in thousands)

	Three months ended March 31,
	2014	2013
Cash flows from operating activities
Net income	$2,608	$2,336
Adjustments to reconcile net income to net cash provided by operating activities:
Provision for loan losses	1,300	925
Depreciation and amortization	305	297
Net amortization of securities discounts and premiums	4	20
Equity-based compensation	151	99
Proceeds from sale of loans	2,246	4,352
Originations of loans held for sale	(2,422)	(4,149)
Gain on sales of loans	(41)	(83)
Increase in bank-owned life insurance	(144)	—
Increase in accrued interest receivable	(133)	(157)
Increase (decrease) in accrued interest payable	74	(126)
Increase (decrease) in other liabilities	(125)	1,314
(Increase) decrease in other assets	(13)	205
Net cash provided by operating activities	3,810	5,033

Cash flows from investing activities
Net increase in loans	(93,703)	(52,978)
Maturities, calls and principal repayments of securities held to maturity and available for sale	711	1,851
Proceeds from sale of other real estate owned	433	—
Net (increase) decrease in investments in restricted stock, at cost	(1,789)	228
Purchases of bank premises and equipment	(164)	(701)
Net cash used in investing activities	(94,512)	(51,600)

Cash flows from financing activities
Net increase in deposits	61,949	29,760
Proceeds from FHLB borrowings	40,000	5,000
Repayment of FHLB borrowings	(257)	(10,162)
Net proceeds from initial public offering	—	47,715
Decrease in capital lease obligation	(26)	(18)
Net cash provided by financing activities	101,666	72,295

Net increase in cash and cash equivalents	10,964	25,728
Cash and cash equivalents - beginning	34,366	50,629
Cash and cash equivalents - ending	$45,330	$76,357

Supplementary cash flows information:
Interest paid	$1,935	$1,654
Income taxes paid	$1,275	$900

See accompanying notes to unaudited consolidated financial statements.

S-44

ConnectOne Bancorp, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Operations and Principles of Consolidation: The consolidated financial statements include ConnectOne Bancorp, Inc. (“The Parent Corporation”) and its wholly owned subsidiary, ConnectOne Bank (“the Bank” and, collectively with the Parent Corporation and the Parent Corporation’s other direct subsidiaries, “the Company.”)

The Company provides financial services through its offices in Bergen, Hudson, Monmouth, and Essex counties, New Jersey. Its primary deposit products are checking, savings, and term certificate accounts, and its primary lending products are residential mortgage, commercial, and installment loans. Substantially all loans are secured by specific items of collateral including business assets, consumer assets, and commercial and residential real estate. Commercial loans are expected to be repaid from cash flow from business operations. There are no significant concentrations of loans to any one industry or customer. However, the customers’ ability to repay their loans is dependent on the cash flows, real estate and general economic conditions in the area.

The consolidated financial information included herein as of and for the periods ended March 31, 2014 and 2013 is unaudited. The accompanying unaudited consolidated financial statements included herein have been prepared by the Company in accordance with U.S. generally accepted accounting principles and pursuant to the rules and regulations of the Securities and Exchange Commission and reflect all adjustments which, in the opinion of management, are considered necessary for a fair presentation of the financial condition and results of operations for the periods presented. All adjustments made were of a normal and recurring nature. Operating results for the three months ended March 31, 2014 are not necessarily indicative of the results that may be expected for the year ended December 31, 2014. These unaudited interim consolidated financial statements should be read in conjunction with the audited consolidated financial statements and notes thereto, included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013.

S-45

ConnectOne Bancorp, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 - SECURITIES

The amortized cost, gross unrealized gains and losses and fair value of securities available for sale at March 31, 2014 and December 31, 2013, are as follows (dollars in thousands):

	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
March 31, 2014
Securities available for sale:
U.S. Treasury securities	$1,937	$—	$(84)	$1,853
States and political subdivisions	4,412	2	(32)	4,382
Asset-backed securities:
Residential mortgages	9,038	333	(87)	9,284
Student loans	4,451	7	(11)	4,447
Small business loans	1,356	—	(12)	1,344
Equity securities	6,000	—	(111)	5,889
	$27,194	$342	$(337)	$27,199

December 31, 2013
Securities available for sale:
U.S. Treasury securities	$1,935	$—	$(132)	$1,803
States and political subdivisions	4,415	—	(80)	4,335
Asset-backed securities:
Residential mortgages	9,452	333	(128)	9,657
Student loans	4,568	—	(20)	4,548
Small business loans	1,414	—	(23)	1,391
Equity securities	6,000	—	(145)	5,855
	$27,784	$333	$(528)	$27,589

The amortized cost, gross unrecognized gains and losses and fair value of securities held to maturity at March 31, 2014 and December 31, 2013, are as follows (dollars in thousands):

	Amortized Cost	Gross Unrecognized Gains	Gross Unrecognized Losses	Fair Value
March 31, 2014
Securities held to maturity:
Asset-backed securities:
Residential mortgages	$898	$45	$—	$943

December 31, 2013
Securities held to maturity:
Asset-backed securities:
Residential mortgages	$1,985	$99	$—	$2,084
S-46

ConnectOne Bancorp, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 - SECURITIES

(continued)

The amortized cost and fair value of debt securities available for sale and held to maturity at March 31, 2014, by contractual maturity, are shown below (dollars in thousands). Expected maturities may differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties. Asset-backed securities do not have a specific maturity and are shown separately.

	Available for Sale		Held to Maturity
	Amortized Cost	Fair Value	Amortized Cost	Fair Value
March 31, 2014
Due in one year or less	$1,001	$1,002	$—	$—
Due after one year through five years	—	—	—	—
Due after five years through ten years	3,849	3,733	—	—
Due after ten years	1,499	1,500	—	—
Asset-backed securities:
Residential mortgages	9,038	9,284	898	943
Student loans	4,451	4,447	—	—
Small business loans	1,356	1,344	—	—
	$21,194	$21,310	$898	$943

There were no sales of available for sale securities for the quarters ended March 31, 2014 and 2013.

Securities with a carrying value of $204,000 and $215,000 at March 31, 2014 and December 31, 2013, respectively, were pledged to secure public deposits, securities sold under agreements to repurchase and for other purposes as required or permitted by law.

The following table summarizes securities with unrealized losses at March 31, 2014 and December 31, 2013, aggregated by major security type and length of time in a continuous unrealized loss position (in thousands).

	Less than 12 Months		12 Months or Longer		Total
	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses
March 31, 2014
Securities available for sale:
U.S. Treasury securities	$1,853	$(84)	$—	$—	$1,853	$(84)
States and political subdivisions	1,880	(32)	—	—	1,880	(32)
Asset-backed securities:
Residential mortgages	2,275	(87)	—	—	2,275	(87)
Student loans	2,495	(11)	—	—	2,495	(11)
Small business loans	1,344	(12)	—	—	1,344	(12)
Equity securities	5,889	(111)	—	—	5,889	(111)
	$15,736	$(337)	$—	$—	$15,736	$(337)
S-47

ConnectOne Bancorp, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 - SECURITIES

(continued)

	Less than 12 Months		12 Months or Longer		Total
	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses
December 31, 2013
Securities available for sale:
U. S. Treasury securities	$1,803	$(132)	$—	$—	$1,803	$(132)
States and political subdivisions	3,412	(80)	—	—	3,412	(80)
Asset-backed securities:
Residential mortgages	4,284	(128)	—	—	4,284	(128)
Student loans	4,548	(20)	—	—	4,548	(20)
Small business loans	1,391	(23)	—	—	1,391	(23)
Equity securities	5,855	(145)	—	—	5,855	(145)
	$21,293	$(528)	$—	$—	$21,293	$(528)

Unrealized losses on available for sale securities have not been recognized into income because the securities are of high credit quality, management does not intend to sell and it is likely that management will not be required to sell the securities prior to their anticipated recovery, and the decline in fair value is largely due to changes in interest rates. The fair value is expected to recover as the securities approach maturity.

NOTE 3 – LOANS RECEIVABLE

The composition of loans receivable (which excludes loans held for sale) at March 31, 2014 and December 31, 2013 are as follows (dollars in thousands):

	March 31, 2014	December 31, 2013
Commercial	$223,324	$203,690
Commercial real estate	835,169	769,121
Commercial construction	69,420	59,877
Residential real estate	83,243	85,568
Home equity	32,665	32,504
Consumer	2,348	2,340
Gross loans	1,246,169	1,153,100
Unearned net origination fees and costs	(806)	(1,196)
Loans receivable	1,245,363	1,151,904
Less: Allowance for loan losses	(17,035)	(15,979)
Net loans receivable	$1,228,328	$1,135,925
S-48

ConnectOne Bancorp, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 3 – LOANS RECEIVABLE

(continued)

The portfolio classes in the above table have unique risk characteristics with respect to credit quality:

•	The repayment of commercial loans is generally dependent on the creditworthiness and cash flow of borrowers, and if applicable, guarantors, which may be negatively impacted by adverse economic conditions. While the majority of these loans are secured, collateral type, marketing, coverage, valuation and monitoring is not as uniform as in other portfolio classes and recovery from liquidation of such collateral may be subject to greater variability.

•	Payment on commercial real estate loans is driven principally by operating results of the managed properties or underlying business and secondarily by the sale or refinance of such properties. Both primary and secondary sources of repayment, and value of the properties in liquidation, may be affected to a greater extent by adverse conditions in the real estate market or the economy in general.

•	Properties underlying commercial construction loans often do not generate sufficient cash flows to service debt and thus repayment is subject to ability of the borrower and, if applicable, guarantors, to complete development or construction of the property and carry the project, often for extended periods of time until the property can be sold. As a result, the performance of these loans is contingent upon future events whose probability at the time of origination is uncertain.

•	The ability of borrowers to service debt in the residential, home equity and consumer loan portfolios is generally subject to personal income which may be impacted by general economic conditions, such as increased unemployment levels. These loans are predominately collateralized by first and/or second liens on single family properties. If a borrower cannot maintain the loan, the Company’s ability to recover against the collateral in sufficient amount and in a timely manner may be significantly influenced by market, legal and regulatory conditions.
S-49

ConnectOne Bancorp, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 3 – LOANS RECEIVABLE

(continued)

The following table represents the allocation of allowance for loan losses and the related loans by loan portfolio segment disaggregated based on the impairment methodology at March 31, 2014 and December 31, 2013 (dollars in thousands):

	Commercial	Commercial Real Estate	Commercial Construction	Residential Real Estate	Home Equity Lines of Credit	Consumer	Unallocated	Total

March 31, 2014
Allowance for loan losses:
Individually evaluated for impairment	$1,456	$80	$—	$—	$—	$—	$—	$1,536
Collectively evaluated for impairment	3,267	9,259	740	1,217	701	52	263	15,499

Total	$4,723	$9,339	$740	$1,217	$701	$52	$263	$17,035

Gross loans:
Individually evaluated for impairment	$5,743	$6,106	$—	$2,784	$765	$—	$—	$15,398
Collectively evaluated for impairment	217,581	829,063	69,420	80,459	31,900	2,348	—	1,230,771

Total	$223,324	$835,169	$69,420	$83,243	$32,665	$2,348	$—	$1,246,169

December 31, 2013
Allowance for loan losses:
Individually evaluated for impairment	$1,440	$122	$—	$—	$—	$—	$—	$1,562
Collectively evaluated for impairment	2,998	8,622	639	1,248	698	52	160	14,417

Total	$4,438	$8,744	$639	$1,248	$698	$52	$160	$15,979

Gross loans:
Individually evaluated for impairment	$5,813	$6,137	$—	$3,029	$767	$—	$—	$15,746
Collectively evaluated for impairment	197,877	762,984	59,877	82,539	31,737	2,340	—	1,137,354

Total	$203,690	$769,121	$59,877	$85,568	$32,504	$2,340	$—	$1,153,100

S-50

ConnectOne Bancorp, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 3 – LOANS RECEIVABLE

(continued)

The following tables present information related to impaired loans by class as of March 31, 2014, December 31, 2013 and March 31, 2013 and for the quarters ended March 31, 2014 and 2013 and for the year ended December 31, 2013 (dollars in thousands):

	Unpaid		Allowance for	Average	Interest	Cash Basis
	Principal	Recorded	Loan Losses	Recorded	Income	Interest
	Balance	Investment (1)	Allocated	Investment (1)	Recognized	Recognized
March 31, 2014
With no related allowance recorded:
Commercial	$929	$801	—	$819	$—	$—
Commercial real estate	5,244	4,870	—	4,955	22	—
Commercial construction	—	—	—	—	—	—
Residential real estate	3,641	2,817	—	3,202	8	—
Home equity lines of credit	770	765	—	771	—	—
Consumer	—	—	—	—	—	—
	10,584	9,253	—	9,747	30	—

With an allowance recorded:
Commercial	5,018	4,949	1,456	5,077	17	—
Commercial real estate	1,394	1,403	80	1,447	21	—
Commercial construction	—	—	—	—	—	—
Residential real estate	—	—	—	—	—	—
Home equity lines of credit	—	—	—	—	—	—
Consumer	—	—	—	—	—	—
	6,412	6,352	1,536	6,524	38	—

Total	$16,996	$15,605	$1,536	$16,271	$68	$—

December 31, 2013
With no related allowance recorded:
Commercial	$934	$809	—	$830	$15	$—
Commercial real estate	4,712	4,348	—	4,479	63	—
Commercial construction	—	—	—	—	—	—
Residential real estate	3,643	3,055	—	3,510	36	—
Home equity lines of credit	771	768	—	567	7	—
Consumer	—	—	—	—	—	—
	10,060	8,980	—	9,386	121	—

With an allowance recorded:
Commercial	5,057	5,016	1,440	5,192	122	60
Commercial real estate	1,950	1,959	122	2,042	119	—
Commercial construction	—	—	—	—	—	—
Residential real estate	—	—	—	—	—	—
Home equity lines of credit	—	—	—	—	—	—
Consumer	—	—	—	—	—	—
	7,007	6,975	1,562	7,234	241	60

Total	$17,067	$15,955	$1,562	$16,620	$362	$60

March 31, 2013
With no related allowance recorded:
Commercial	$273	$276	—	$286	$—	$—
Commercial real estate	2,392	2,434	—	1,666	16	—
Commercial construction	—	—	—	—	—	—
Residential real estate	3,023	3,068	—	3,058	—	—
Home equity lines of credit	119	121	—	121	1	—
Consumer	—	—	—	—	—	—
	5,807	5,899	—	5,131	17	—

With an allowance recorded:
Commercial	2,862	2,862	648	2,895	32	32
Commercial real estate	3,274	3,326	612	3,442	35	—
Commercial construction	—	—	—	—	—	—
Residential real estate	639	647	45	660	8	—
Home equity lines of credit	—	—	—	—	—	—
Consumer	—	—	—	—	—	—
	6,775	6,835	1,305	6,997	75	32

Total	$12,582	$12,734	$1,305	$12,128	$92	$32

(1)	The recorded investment in loans include accrued interest receivable and other capitalized costs such as real estate taxes paid on behalf of the borrower and loan origination fees, net.
S-51

ConnectOne Bancorp, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 3 – LOANS RECEIVABLE

(continued)

The following table presents nonaccrual loans and loans past due 90 days or greater and still accruing by class of loans (dollars in thousands):

	Nonaccrual Loans		Loans Past Due Over 90 Days Still Accruing
	March 31, 2014	December 31 2013	March 31, 2014	December 31 2013

Commercial	$3,512	$3,582	$—	$—
Commercial real estate	2,434	2,445	—	—
Commercial construction	—	—	—	—
Residential real estate	2,137	2,381	—	—
Home equity lines of credit	765	767	—	—
Consumer	—	—	—	—

Total	$8,848	$9,175	$—	$—

The following tables present past due and current loans by the loan portfolio class (dollars in thousands):

	30-59	60-89	90 Days			Total
	Days	Days	or Greater	Total		Gross
	Past Due	Past Due	Past Due	Past Due	Current	Loans
March 31, 2014
Commercial	$—	$—	$628	$628	$222,696	$223,324
Commercial real estate	1,928	—	1,394	3,322	831,847	835,169
Commercial construction	—	—	—	—	69,420	69,420
Residential real estate	647	321	1,524	2,492	80,751	83,243
Home equity lines of credit	—	—	651	651	32,014	32,665
Consumer	—	—	—	—	2,348	2,348

Total	$2,575	$321	$4,197	$7,093	$1,239,076	$1,246,169

December 31, 2013
Commercial	$—	$—	$634	$634	$203,056	$203,690
Commercial real estate	—	—	1,394	1,394	767,727	769,121
Commercial construction	—	—	—	—	59,877	59,877
Residential real estate	—	431	1,763	2,194	83,374	85,568
Home equity lines of credit	—	—	653	653	31,851	32,504
Consumer	—	19	—	19	2,321	2,340

Total	$—	$450	$4,444	$4,894	$1,148,206	$1,153,100
S-52

ConnectOne Bancorp, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 3 – LOANS RECEIVABLE

(continued)

There were no troubled debt restructurings that occurred during the quarters ended March 31, 2014 and 2013. There were no troubled debt restructurings for which there was a payment default within twelve months following the modification during the quarters ended March 31, 2014 and 2013. A loan is considered to be in payment default once it is 90 days contractually past due under the modified terms.

Credit Quality Indicators

The Bank categorizes loans into risk categories based on relevant information about the quality and realizable value of collateral, if any, and the ability of borrowers to service their debts such as: current financial information, historical payment experience, credit documentation, public information, and current economic trends, among other factors. The Bank analyzes loans individually by classifying the loans as to credit risk. This analysis is performed whenever a credit is extended, renewed or modified, or when an observable event occurs indicating a potential decline in credit quality, and no less than annually for large balance loss. The Bank used the following definitions for risk ratings:

Special Mention: Loans classified as special mention have a potential weakness that deserves management’s close attention. If left uncorrected, these potential weaknesses may result in deterioration of the repayment prospects for the loan or the Bank’s credit position at some future date.

Substandard: Loans classified as substandard are inadequately protected by the current sound worth and paying capacity of the obligor or of the collateral pledged, if any. Loans so classified have a well-defined weakness or weaknesses that jeopardize the repayment and liquidation of the debt. They are characterized by distinct possibility that the Bank will sustain some loss if the deficiencies are not corrected. Normal payment from the borrower is in jeopardy, although loss of principal, while still possible, is not imminent.

Doubtful: Loans classified as doubtful have all the weaknesses inherent in those classified as Substandard, with the added characteristic that the weaknesses make collection or liquidation in full, on the basis of currently known facts, conditions, and values, highly questionable and improbable.

The following table presents the risk category of loans by class of loans based on the most recent analysis performed as of March 31, 2014 and December 31, 2013 (dollars in thousands):

Credit Risk Profile by Internally Assigned Grades	Pass	Special Mention	Substandard	Doubtful	Total

March 31, 2014
Commercial	$204,463	$13,969	$4,892	$—	$223,324
Commercial real estate	821,711	1,934	11,524	—	835,169
Commercial construction	69,420	—	—	—	69,420

Total	$1,095,594	$15,903	$16,416	$—	$1,127,913

December 31, 2013
Commercial	$184,340	$14,377	$4,973	$—	$203,690
Commercial real estate	755,533	1,947	11,641	—	769,121
Commercial construction	59,877	—	—	—	59,877

Total	$999,750	$16,324	$16,614	$—	$1,032,688
S-53

ConnectOne Bancorp, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 3 – LOANS RECEIVABLE

(continued)

Residential real estate, home equity lines of credit, and consumer loans are not rated. The Company evaluates credit quality of those loans by aging status of the loan and by payment activity, which was previously presented.

The following table presents the activity in the Company’s allowance for loan losses by class of loans (dollars in thousands):

	Commercial	Commercial Real Estate	Commercial Construction	Residential Real Estate	Home Equity Lines of Credit	Consumer	Unallocated	Total

Allowance for loan losses:
Beginning balance at January 1, 2014	$4,438	$8,744	$639	$1,248	$698	$52	$160	$15,979
Charge-offs	—	—	—	(239)	—	(5)	—	(244)
Recoveries	—	—	—	—	—	—	—	—
Provision for loan losses	285	595	101	208	3	5	103	1,300

Total ending balance at March 31, 2014	$4,723	$9,339	$740	$1,217	$701	$52	$263	$17,035

Allowance for loan losses:
Beginning balance at January 1, 2013	$2,402	$7,745	$633	$1,542	$617	$41	$266	$13,246
Charge-offs	—	(452)	—	—	(79)	(3)	—	(534)
Recoveries	—	—	—	—	—	—	—	—
Provision for loan losses	842	283	(290)	22	87	(5)	(14)	925

Total ending balance at March 31, 2013	$3,244	$7,576	$343	$1,564	$625	$33	$252	$13,637

NOTE 4 - STOCK OPTION PLANS AND EQUITY COMPENSATION PLAN

At March 31, 2014, there were 91,393 shares available for awards under the Company’s equity plans. Awards may be in the form of options, restricted stock or other equity awards. A summary of the stock option activity in the Company’s equity plans for the three months ended March 31, 2014 are as follows:

			Weighted
		Weighted	Average
		Average	Remaining	Aggregate
		Exercised	Contractural	Intrinsic
	Shares	Price	Term (Years)	Value

Outstanding at January 1, 2014	300,438	$12.32
Granted	—	—
Exercised	—	—
Forfeited	(606)	18.18
Expired	—	—

Outstanding at March 31, 2014	299,832	$12.31	$3.16	$11,008,412
Fully vested and expected to vest	299,832	$12.31	$3.16	$11,008,412
Exercisable at March 31, 2014	298,416	$12.28	$3.12	$10,946,236
S-54

ConnectOne Bancorp, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 4 - STOCK OPTION PLANS AND EQUITY COMPENSATION PLAN

(continued)

As of March 31, 2014 and December 31, 2013, there were no material unrecognized compensation costs related to nonvested stock options granted under the Company’s plans. Aggregate intrinsic value is based on a fair value share price of $48.96, which is derived from the closing price of our common stock at March 31, 2014. There were no stock options granted during the first quarter of 2014.

In conjunction with the Company’s equity plans , the Company granted restricted shares to certain executive officers. Compensation expense is recognized over the vesting period of the awards based on the fair value of the stock at issue date. The fair value of the stock granted was based on the closing market price of our common stock as of the grant date. Generally, grants of restricted shares vest one-third, each, on the first, second and third anniversaries of the grant date.

A summary of changes in the Company’s nonvested restricted shares for the quarter ended March 31, 2014 is as follows:

		Weighted-
		Average
		Grant-Date
Nonvested Shares	Shares	Fair Value

Nonvested at December 31, 2013	19,275	$21.90
Awarded	15,592	38.81
Vested	(7,188)	21.57
Expired	—	—

Nonvested at March 31, 2014	26,679	$31.51

As of March 31, 2014, there was $811,000 of total unrecognized compensation cost related to nonvested shares granted under the plans. The cost is expected to be recognized over a weighted average period of 26.3 months. The total fair value of shares vested during the quarter ended March 31, 2014 was $321,000.

On August 7, 2013, the Company granted to various key employees performance unit awards, with each unit entitling the holder to one share of the Company’s common stock contingent upon the Company meeting or exceeding certain return on asset targets over the course of a three-year period commencing July 1, 2013. Under the agreement, and assuming the Company has met or exceeded the applicable targets, grants of performance unit awards will vest one-third, each, on the third, fourth and fifth anniversaries of the grant date or an earlier date, in the event of a change in control, as defined in the agreement. At March 31, 2014, the specific number of shares related to performance unit awards that were expected to vest was 85,313, determined by actual performance in consideration of the established range of the performance targets, which is consistent with the level of expense currently being recognized over the vesting period. Should this expectation change, additional compensation expense could be recorded in future periods or previously recognized expense could be reversed. The maximum amount of performance unit awards is 102,375.

S-55

ConnectOne Bancorp, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 4 - STOCK OPTION PLANS AND EQUITY COMPENSATION PLAN

(continued)

A summary of the status of unearned performance unit awards and the change during the period is presented in the table below:

	Shares	Weighted- Average Grant-Date Fair Value

Unearned at December 31, 2013	85,313	$32.35
Awarded	—	—
Forfeited	—	—
Expired	—	—

Unearned at March 31, 2014	85,313	$32.35

The company recognized $184,000 in stock-based compensation expenses for services rendered for the quarter ended March 31, 2014. At March 31, 2014, compensation cost of $2,323,000 related to nonvested awards not yet recognized is expected to be recognized over a weighted-average period of 3.2 years.

NOTE 5 - FAIR VALUE MEASUREMENTS AND FAIR VALUE OF FINANCIAL INSTRUMENTS

Management uses its best judgment in estimating the fair value of the Company’s financial instruments; however, there are inherent weaknesses in any estimation technique. The estimated fair value amounts have been measured as of March 31, 2014 and December 31, 2013, and have not been re-evaluated or updated for purposes of these consolidated financial statements subsequent to those respective dates. As such, the estimated fair values of these financial instruments subsequent to the respective reporting dates may be different than the amounts reported at each period end.

Fair value is the exchange price that would be received for an asset or paid to transfer a liability (exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. There are three levels of inputs that may be used to measure fair values:

Level 1: Quoted prices (unadjusted) for identical assets or liabilities in active markets that the entity has the ability to access as of the measurement date.

Level 2: Significant other observable inputs other than Level 1 prices such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data.

Level 3: Significant unobservable inputs that reflect a reporting entity’s own assumptions about the assumptions that market participants would use in pricing an asset or liability.

S-56

ConnectOne Bancorp, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 5 - FAIR VALUE MEASUREMENTS AND FAIR VALUE OF FINANCIAL INSTRUMENTS

(continued)

An asset’s or liability’s level within the fair value hierarchy is based on the lowest level of input that is significant to the fair value measurement. The Company used the following methods and significant assumptions to estimate fair value:

Investment Securities: The fair values for investment securities are determined by quoted market prices, if available (Level 1). For securities where quoted prices are not available, fair values are calculated based on market prices of similar securities (Level 2). For securities where quoted prices or market prices of similar securities are not available, fair values are calculated using discounted cash flows or other market indicators (Level 3). Discounted cash flows are calculated using spread to swap and LIBOR curves that are updated to incorporate loss severities, volatility, credit spread and optionality. During times when trading is more liquid, broker quotes are used (if available) to validate the model. Rating agency and industry research reports as well as defaults and deferrals on individual securities are reviewed and incorporated into the calculations.

Impaired Loans: The fair value of impaired loans with specific allocations of the allowance for loan losses is generally based on recent real estate appraisals. These appraisals may utilize a single valuation approach or a combination of approaches including comparable sales and the income approach. Adjustments are routinely made in the appraisal process by the independent appraisers to adjust for differences between the comparable sales and income data available. Such adjustments are usually significant and typically result in a Level 3 classification of the inputs for determining fair value.

For financial assets measured at fair value on a recurring basis, the fair value measurements by level within the fair value hierarchy used at March 31, 2014 and December 31, 2013 are as follows (dollars in thousands):

Assets and Liabilities Measured on a Recurring Basis

	Fair Value Measurements Using
	Quoted Prices	Significant
	in Active	Other	Significant
	Markets for	Observable	Unobservable
	Identical Assets	Inputs	Inputs
	(Level 1)	(Level 2)	(Level 3)
March 31, 2014
Securities:
U.S. Treasury securities	$1,853	$—	$—
States and political subdivisions	—	4,382	—
Asset-backed securities:
Residential mortgages	—	9,284	—
Student loans	—	4,447	—
Small business loans	—	1,344
Equity securities	—	5,889	—

December 31, 2013
Securities:
U.S. Treasury securities	$1,803	$—	$—
States and political subdivisions	—	4,335	—
Asset-backed securities:
Residential mortgages	—	9,657	—
Student loans	—	4,548	—
Small business loans	—	1,391
Equity securities	—	5,855	—
S-57

ConnectOne Bancorp, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 5 - FAIR VALUE MEASUREMENTS AND FAIR VALUE OF FINANCIAL INSTRUMENTS

(continued)

Assets and Liabilities Measured on a Non-recurring Basis

Assets measured at fair value on a non-recurring basis are summarized below (dollars in thousands):

	Fair Value Measurements Using
	Quoted Prices	Significant
	in Active	Other	Significant
	Markets for	Observable	Unobservable
	Identical Assets	Inputs	Inputs
	(Level 1)	(Level 2)	(Level 3)
March 31, 2014
Impaired loans:
Commercial real estate	$—	$—	$1,828
Commercial	—	—	1,865

December 31, 2013
Impaired loans:
Commercial real estate	$—	$—	$1,828
Commercial	—	—	1,865

As of March 31, 2014, impaired loans, which have a specific reserve and are measured for impairment using the fair value of the collateral, had an unpaid principal balance of $4,106,000 with a valuation allowance of $977,000, resulting in an additional provision for loan losses of $39,000 for the quarter ended March 31, 2014.

As of March 31, 2013, impaired loans, which have a specific reserve and are measured for impairment using the fair value of the collateral, had an unpaid principal balance of $3,913,000 with a valuation allowance of $657,000, resulting in an additional provision for loan losses of $76,000 for the quarter ended March 31, 2013.

The following table presents quantitative information about Level 3 fair value measurements for financial instruments measured at fair value on a non-recurring basis at March 31, 2014 (dollars in thousands):

		Valuation		Discount	Weighted
	Fair Value	Technique(s)	Unobservable Input(s)	Range	Average
Impaired loans:

Commercial real estate	$1,313	Sales comparison	Adjustments for differences between the comparable sales.	5% - 14%	7%

Commercial	$1,816	Sales comparison	Adjustments for differences between the comparable sales.	39%	39%
S-58

ConnectOne Bancorp, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 5 - FAIR VALUE MEASUREMENTS AND FAIR VALUE OF FINANCIAL INSTRUMENTS

(continued)

The following table presents quantitative information about Level 3 fair value measurements for financial instruments measured at fair value on a non-recurring basis at December 31, 2013 (dollars in thousands):

		Valuation		Discount	Weighted
	Fair Value	Technique(s)	Unobservable Input(s)	Range	Average
Impaired loans:

Commercial real estate	$1,828	Sales comparison	Adjustments for differences between the comparable sales.	5% - 15%	8%

		Income approach	Adjustments for differences in net operating income expectations.	4%	4%

Commercial	$1,865	Sales comparison	Adjustments for differences between the comparable sales.	39%	39%

The carrying value and estimated fair value of financial instruments as of March 31, 2014 and December 31, 2013 are summarized below (dollars in thousands):

		Fair Value Measurements at March 31, 2014 Using
		Quoted Prices	Significant
		in Active	Other	Significant
		Markets for	Observable	Unobservable
		Identical Assets	Inputs	Inputs
	Carrying Value	(Level 1)	(Level 2)	(Level 3)
Financial assets:
Cash and due from banks	$3,005	$3,005	$—	$—
Interest bearing deposits	42,325	42,325	—	—
Securities available for sale	27,199	1,853	25,346	—
Securities held to maturity	898	—	943	—
FHLB stock	9,411	n/a	n/a	n/a
Loans held for sale	792	—	792	—
Loans receivable	1,245,363	—	—	1,243,636
Accrued interest receivable	4,235	—	77	4,158

Financial liabilities:
Deposits
Demand, NOW, money market and savings	$578,045	$578,045	$—	$—
Certificates of deposit	449,711	—	452,129	—
FHLB Borrowings	177,301	—	181,851	—
Accrued interest payable	2,836	—	2,836	—
S-59

ConnectOne Bancorp, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 5 - FAIR VALUE MEASUREMENTS AND FAIR VALUE OF FINANCIAL INSTRUMENTS

(continued)

		Fair Value Measurements at December 31, 2013 Using
		Quoted Prices	Significant
		in Active	Other	Significant
		Markets for	Observable	Unobservable
		Identical Assets	Inputs	Inputs
	Carrying Value	(Level 1)	(Level 2)	(Level 3)
Financial assets:
Cash and due from banks	$2,907	$2,907	$—	$—
Interest bearing deposits	31,459	31,459	—	—
Securities available for sale	27,589	1,803	25,786	—
Securities held to maturity	1,027	—	1,077	—
FHLB stock	4,744	n/a	n/a	n/a
Loans held for sale	575	—	583	—
Loans receivable, gross	1,151,904	—	—	1,151,870
Accrued interest receivable	4,102	—	99	4,003

Financial liabilities:
Deposits
Demand, NOW, money market and savings	$550,096	$550,096	$—	$—
Certificates of deposit	415,711	—	419,467	—
FHLB Borrowings	137,558	—	141,902	—
Accrued interest payable	2,762	—	2,762	—

The methods and assumptions, not previously presented, used to estimate fair values for the periods ended March 31, 2014 and December 31, 2013, are described as follows:

Cash and due from banks and interest bearing deposits: The carrying amounts of cash and short-term instruments approximate fair values and care classified as Level 1.

Loans: Fair value of loans, excluding loans held for sale, is estimated as follows: For variable rate loans that reprice frequently and with no significant change in credit risk, fair values are based on carrying values resulting in a Level 3 classification. Fair values for other loans are estimated using discounted cash flow analyses, using interest rates currently being offered for loans with similar terms to borrowers of similar credit quality resulting in a Level 3 classification. Impaired loans are valued at the lower of cost or fair value as described previously.

The methods utilized to estimate the fair value of loans do not necessarily represent an exit price. The fair value of loans held for sale is estimated based upon binding contracts and quotes from third party investors resulting in a Level 2 classification.

FHLB Stock: It is not practical to determine the fair value of FHLB Stock due to restrictions placed on its transferrability.

Deposits: The fair values disclosed for demand deposits (e.g., interest and non-interest checking, passbook savings, and certain types of money market accounts) are, by definition, equal to the amount payable on demand at the reporting date (i.e., their carrying amount) resulting in a Level 1 classification. The carrying amounts of variable rate, fixed-term money market accounts and certificates of deposit approximate their fair values at the reporting date resulting in a Level 1 classification. Fair values for fixed rate certificates of deposit are estimated using a discounted cash flow calculation that applies interest rates currently being offered on certificates to a schedule of aggregated expected monthly maturities on time deposits resulting in a Level 2 classification.

S-60

ConnectOne Bancorp, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 5 - FAIR VALUE MEASUREMENTS AND FAIR VALUE OF FINANCIAL INSTRUMENTS

(continued)

Long-term borrowings: Long-term borrowings consist of Federal Home Loan Bank of New York borrowings which are estimated using a discounted cash flow calculation that applies interest rates currently being offered to a schedule of aggregated expected monthly Federal Home Loan borrowings maturities.

Accrued interest receivable/payable: The carrying amounts of accrued interest approximate the fair value resulting in a Level 2 or Level 3 classification.

NOTE 6 – EARNINGS PER SHARE

The factors used in the earnings per share computation follow (in thousands, except per share data):

	Three Months Ended March 31,
	2014	2013
Basic
Net income available to common stockholders	$2,608	$2,336
Weighted average common shares outstanding	5,036	4,056

Basic earnings per common share	$0.52	$0.58

Diluted
Net income	$2,608	$2,336
Weighted average common shares outstanding for basic earnings per common share	5,036	4,056
Add: Dilutive effects of assumed exercises of stock options and stock awards	181	122
Average shares and dilutive potential common shares	5,217	4,178

Diluted earnings per common share	$0.50	$0.56

There were no stock options that resulted in anti-dilution for the periods presented.

NOTE 7 – PENDING MERGER

On January 20, 2014, the Company, entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Center Bancorp, Inc. (NASDAQ: “CNBC”) (“Center Bancorp”). The Merger Agreement provides that, upon the terms and subject to the conditions set forth therein, the Company will merge with and into Center Bancorp, with Center Bancorp continuing as the surviving entity (the “Merger”). The Merger Agreement also provides that, immediately following the consummation of the Merger, Union Center National Bank, a commercial bank chartered pursuant to the laws of the United States (“Union Center”) and a wholly-owned subsidiary of Center Bancorp, will merge with and into the Bank, with the Bank continuing as the surviving bank. Upon completion of the Merger, each share of common stock of the Company will be converted into and become the right to receive 2.6 shares of common stock, no par value per share, of Center Bancorp. Immediately after consummation of the transaction, the directors of the resulting corporation and the resulting bank shall consist of six individuals who previously served as Center Bancorp Directors and six Directors who previously served as Directors of the Company, each to hold office in accordance with the Amended and Restated Certificate of Incorporation and the by-laws of the surviving corporation until their respective successors are duly elected or appointed and qualified. The officers of the surviving corporation shall consist of (i) Frank S. Sorrentino III as Chairman, President and Chief Executive Officer; (ii) William S. Burns, Chief Financial Officer; and (iii) Anthony Weagley, current President and Chief Executive Officer of Center Bancorp, as Chief Operating Officer.

S-61

ConnectOne Bancorp, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 7 – PENDING MERGER

(continued)

Completion of the Merger is subject to various conditions, including, among others, (i) approval by shareholders of Center Bancorp and the Company of the Merger Agreement and the transactions contemplated thereby, (ii) the receipt of all necessary approvals and consents of governmental entities required to consummate the transactions contemplated by the Merger Agreement, (iii) the absence of any order or proceeding which prohibits the Merger or the Bank Merger and (iv) the receipt by each of Center Bancorp and ConnectOne Bancorp of an opinion to the effect that the Merger will be treated as a reorganization qualifying under Section 368(a) of the Internal Revenue Code of 1986, as amended. Each party’s obligation to consummate the Merger is also subject to certain customary conditions, including (i) subject to certain exceptions, the accuracy of the representations and warranties of the other party, (ii) performance in all material respects of its agreements, covenants and obligations and (iii) the delivery of certain certificates and other documents.

The Company expects the Merger to be completed in either the second or third quarter of 2014.

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INTRODUCTION - UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED FINANCIAL STATEMENTS

The following unaudited pro forma condensed combined consolidated financial information and explanatory notes show the impact on the historical financial positions and results of operations of Center Bancorp, Inc. (“Center”) and ConnectOne Bancorp, Inc. (“ConnectOne”) under the acquisition method of accounting with Center treated as the acquirer. Under the acquisition method of accounting, the assets and liabilities of ConnectOne, as of the effective date of the merger (the “merger”) described in the merger agreement between Center and ConnectOne, dated as of January 20, 2014, will be recorded by Center at their respective fair values and the excess of the merger consideration over the fair value of ConnectOne’s net assets will be allocated to goodwill and other identifiable intangibles, as appropriate. The unaudited pro forma condensed combined consolidated balance sheet as of March 31, 2014 is presented as if the merger with ConnectOne had occurred on March 31, 2014. The unaudited pro forma condensed combined consolidated statement of net income for the year ended December 31, 2013 and for the three months ended March 31, 2014 are presented as if the merger had occurred on January 1, 2013 and January 1, 2014, respectively. The historical consolidated financial information has been adjusted to reflect factually supportable items that are directly attributable to the merger and, with respect to the statement of net income only, expected to have a continuing impact on consolidated results of operations.

The unaudited pro forma condensed combined consolidated financial information is presented for illustrative purposes only and does not necessarily indicate the financial results of the combined companies had the companies actually been combined at the beginning of the periods presented. The adjustments included in these unaudited pro forma condensed combined consolidated financial statements are preliminary and may be revised. The unaudited pro forma condensed combined consolidated financial information also does not consider any potential impacts of potential revenue enhancements, anticipated cost savings and expense efficiencies, among other factors.

As explained in more detail in the accompanying notes to the unaudited pro forma condensed combined consolidated financial information, the pro forma allocation of purchase price reflected in the unaudited pro forma condensed combined consolidated financial information is subject to adjustment and may vary from the actual purchase price allocation that will be recorded at the time the merger is completed. Adjustments may include, but not be limited to, changes in (1) ConnectOne’s balance sheet through the effective time of the merger; (2) the aggregate value of the merger consideration paid if the price of Center’s stock varies from the assumed $18.46 per share; (3) total merger-related expenses if consummation and/or implementation costs vary from currently estimated amounts; and (4) the underlying values of assets and liabilities if market conditions differ from current assumptions.

The unaudited pro forma condensed combined consolidated financial information is provided for informational purposes only. The unaudited pro forma condensed combined consolidated financial information is not necessarily, and should not be assumed to be, an indication of the results that would have been achieved had the transaction been completed as of the dates indicated or that may be achieved in the future. The preparation of the unaudited pro forma condensed combined consolidated financial information and related adjustments required management to make certain assumptions and estimates. The unaudited pro forma condensed combined consolidated financial statements should be read together with:

•	the accompanying notes to the unaudited pro forma condensed combined consolidated financial information;

•	Center’s separate historical consolidated financial statements and accompanying notes as of March 31, 2014, December 31, 2013 and December 31, 2012, for the years ended December 31, 2013, 2012 and 2011 and for the three months ended March 31, 2014 and 2013 included in Center’s Annual Report on Form 10-K for the year ended December 31, 2013 and Quarterly Report on Form 10-Q for the three months ended March 31, 2014; and

•	ConnectOne’s separate historical consolidated financial statements and accompanying notes as of March 31, 2014, December 31, 2013 and December 31, 2012, for the years ended December 31, 2013, 2012 and 2011 and for the three months ended March 31, 2014 and 2013 presented elsewhere in this Current Report.
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Unaudited Pro Forma Condensed Combined Consolidated Balance Sheet
as of March 31, 2014

(in thousands)	Center Bancorp, Inc.	ConnectOne Bancorp, Inc.	Pro Forma Merger Adjustments		Pro Forma Combined
ASSETS:
Cash and cash equivalents	$106,282	$45,330	$—		$151,612
Securities	501,662	28,097	50	A	529,809
Loans held for sale	—	792	—		792
Loans receivable	987,529	1,245,363	(13,580)	B	2,219,312
Allowance for loan losses	(10,633)	(17,035)	17,035	C	(10,633)
Loans receivable, net	976,896	1,228,328	3,455		2,208,679
Federal Home Loan Bank stock
Investment in restricted stock, at cost	8,986	9,411	—		18,397
Accrued interest receivable	6,341	4,235	—		10,576
Deferred tax asset, net	4,746	7,539	(1,278)	D	11,007
Premises and equipment, net	13,833	7,385			21,218
Goodwill	16,797	260	109,703	E	126,760
Core deposit intangible	24	—	8,251	F	8,275
Bank owned life insurance	35,989	15,334	—		51,323
Other real estate owned	220	870	—		1,090
Other assets	4,384	142	—		4,526
Total assets	$1,676,160	$1,347,723	$120,181		$3,144,064
LIABILITIES AND STOCKHOLDERS’ EQUITY:
LIABILITIES
Deposits	$1,339,885	$1,027,756	$3,756	G	$2,371,397
Federal Home Loan Bank advances and other borrowings	151,155	177,301	4,344	H	332,800
Accrued expenses and other liabilities	11,307	9,658	—		20,965
Total liabilities	1,502,347	1,214,715	8,100		2,725,062
STOCKHOLDERS’ EQUITY
Common stock and paid-in capital	115,058	99,466	145,623	I	360,147
Preferred stock	11,250	—	—		11,250
Treasury stock, at cost	(17,078)	—	—		(17,078)
Retained earnings	65,053	33,539	(33,539)	I	65,053
Accumulated other comprehensive loss, net of tax	(470)	3	(3)	I	(470)
Total stockholders’ equity	173,813	133,008	112,081		418,902
Total liabilities and stockholders’ equity	1,676,160	1,347,723	120,181		3,144,064
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Unaudited Pro Forma Condensed Combined Consolidated Statement of Net Income for the Year
Ended December 31, 2013
(dollars in thousands, except per share data)

	Center Bancorp, Inc.	ConnectOne Bancorp, Inc.	Merger Adjustments		Pro Forma Combined
Interest and dividend income:
Loans	$40,132	$46,405	$(674)	J	$85,863
Investments	17,136	795	29	O	17,960
Other earning assets	—	103	—		103
Total interest and dividend income	57,268	47,303	(645)		103,926
Interest expense:
Deposits	5,219	4,798	(1,878)	K	8,139
Borrowed funds	5,863	1,489	(1,448)	L	5,904
Capital lease	—	189			189
Total interest expense	11,082	6,476	(3,326)		14,232
Net interest income	46,186	40,827	2,681		89,694
Provision of loan losses	350	4,575	—		4,925
Net interest income after provision for loan losses	45,836	36,252	2,681		84,769
Non-interest income
Service charges and fees	1,873	436	—		2,309
Annuities and insurance commissions	489	—	—		489
Net gain (loss) from sale of securities	2,363	—	—		2,363
Loan related fees	839	—	—		839
Net gain from sales of loans	294	239	—		533
BOLI income	1,364	191	—		1,555
Other-than-temporary impairment losses on investment	(652)	—	—		(652)
Other income	281	336	—		617
Total non-interest income	6,851	1,202	—		8,053
Non-interest expenses
Salaries and employee benefits	13,465	10,321	—		23,786
Occupancy and equipment	3,518	3,101	—		6,619
Professional fees	1,415	1,463	—		2,878
Other expenses	6,880	5,766	1,500	M	14,146
Total non-interest expense	25,278	20,651	1,500		47,429
Income before income tax expense	27,409	16,803	1,181		45,393
Income tax expense	7,484	6,533	413	N	14,430
Net income	19,925	10,270	768		30,963
Dividends on preferred shares	141	—	—		141
Net income available to common stockholders	$19,784	$10,270	$768		$30,822
Earnings per common share:
Basic	$1.21	$2.15			$1.07
Diluted	1.21	2.09			1.06
Weighted average common shares outstanding:
Basic	16,349,204	4,773,954			28,761,484
Diluted	16,385,692	4,919,384			29,176,090
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Unaudited Pro Forma Condensed Combined Consolidated Statement of Net Income for the Three
Months Ended March 31, 2014
(dollars in thousands, except per share data)

	Center Bancorp, Inc.	ConnectOne Bancorp, Inc.	Merger Adjustments		Pro Forma Combined
Interest and dividend income:
Loans	$10,111	$13,455	$(169)	J	$23,397
Investments	4,226	227	2	O	4,655
Other earning assets	—	22	—		22
Total interest and dividend income	14,337	13,704	(167)		27,874
Interest expense:
Deposits	1,316	1,401	(470)	K	2,247
Borrowed funds	1,411	561	(362)	L	1,610
Capital lease	—	47	—		47
Total interest expense	2,727	2,009	(832)		3,904
Net interest income	11,610	11,695	665		23,970
Provision of loan losses	625	1,300	—		1,925
Net interest income after provision for loan losses	10,985	10,395	665		22,045
Non-interest income
Service charges and fees	497	87	—		584
Annuities and insurance commissions	100	—	—		100
Net gain (loss) from sale of securities	1,415	—	—		1,415
Loan related fees	181	—	—		181
Net gain from sales of loans	36	41	—		77
BOLI income	255	144	—		399
Other income	37	77	—		114
Total non-interest income	2,521	349	—		2,870
Non-interest expenses
Salaries and employee benefits	3,332	3,091	—		6,423
Occupancy and equipment	1,080	829	—		1,909
Professional fees	255	378	—		633
Other expenses	2,829	2,374	375	M	5,578
Total non-interest income	7,496	6,672	375		14,543
Income before income tax expense	6,010	4,072	290		10,372
Income tax expense	1,612	1,464	102	N	3,178
Net income	4,398	2,608	188		7,194
Dividends on preferred shares	28	—	—		28
Net income available to common stockholders	$4,370	$2,608	$188		$7,166
Earnings per common share:
Basic	$0.27	$0.52			$0.24
Diluted	0.27	0.50			0.24
Weighted average common shares outstanding:
Basic	16,350,183	5,035,521			29,442,538
Diluted	16,405,540	5,216,599			29,968,697
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Note 1—Basis of Presentation

The unaudited pro forma condensed combined consolidated financial information has been prepared using the acquisition method of accounting giving effect to the merger involving Center and ConnectOne, with Center as the accounting acquirer. The unaudited pro forma condensed combined consolidated financial information is presented for illustrative purposes only and is not necessarily indicative of the financial position had the merger been consummated at March 31, 2014 or the results of operations had the merger been consummated at January 1, 2013, nor is it necessarily indicative of the results of operations in future periods or the future financial position of the combined entities. The merger, which is currently expected to be completed on July 1, 2014, provides for the issuance of 13,276,783 shares of Center common stock, based on the number of outstanding shares of ConnectOne at January 17, 2014 and the 2.6:1 exchange ratio. Based on Center’s closing stock price on June 2, 2014, the value of the aggregate merger consideration would be approximately $245.1 million.

Under the acquisition method of accounting, the assets and liabilities of ConnectOne will be recorded at the respective fair values on the merger date. The fair value on the merger date represents management’s best estimates based on available information and facts and circumstances in existence on the merger date. The pro forma allocation of purchase price reflected in the unaudited pro forma condensed combined consolidated financial information is subject to adjustment and may vary from the actual purchase price allocation that will be recorded at the time the merger is completed. Adjustments may include, but not be limited to, changes in (1) ConnectOne’s balance sheet through the effective time of the merger; (2) the aggregate value of the merger consideration paid if the price of Center common stock varies from the assumed $18.46 per share; (3) total merger-related expenses if consummation and/or implementation costs vary from currently estimated amounts; and (4) the underlying values of assets and liabilities if market conditions differ from current assumptions. The following table sets forth the impact on the purchase price, as well as on the goodwill generated, if the market price increased or decreased by 10%, 20% or 30% from the assumed market price of $18.46 per share.

	-30%	-20%	-10%	Base	10%	20%	30%
Assumed market price of Center common stock	$12.92	$14.77	$16.61	$18.46	$20.31	$22.15	$24.00
Purchase price (in millions)	$171.56	$196.07	$220.58	$245.09	$269.60	$294.11	$318.62
Goodwill (in millions)	$36.18	$60.69	$85.19	$109.70	$134.21	$158.72	$183.23

The accounting policies of both Center and ConnectOne are in the process of being reviewed in detail. Upon completion of such review, conforming adjustments or financial statement reclassification may be determined.

Note 2—Estimated Merger and Integration Costs

The plan to integrate Center’s and ConnectOne’s operations is still being developed. Over the next several months, the specific details of these plans will continue to be refined. Center and ConnectOne are currently in the process of assessing the two companies’ personnel, benefit plans, premises, equipment, computer systems, auditors, attorneys and service contracts to determine where they may take advantage of redundancies or where it will be beneficial or necessary to convert to one system. Certain decisions arising from these assessments may involve involuntary termination of Center’s and ConnectOne’s employees, vacating Center’s and ConnectOne’s leased premises, changing information systems, canceling contracts between Center or ConnectOne and certain service providers and selling or otherwise disposing of certain premises, furniture and equipment owned by Center or ConnectOne. Center and ConnectOne expect to incur merger-related expenses including or related to system conversion costs, legal fees, accounting fees, investment banking fees, employee retention and severance agreements, communications to customers, and others. To the extent there are costs associated with these actions, the costs will be recorded based on the nature and timing of these integration actions. Most acquisition and restructuring costs are recognized separately from a business combination and generally will be expensed as incurred. We estimate merger-related costs to total approximately $11.1 million on an after-tax basis, comprised of financial and legal advisory fees of $3.6 million, employment contract and severance charges of $3.0 million, termination fees related to redundant systems of $2.6 million, and other, including accounting, proxy solicitation, due diligence and premises costs, of $1.9 million. A significant portion of such costs are expected to be incurred in the years ending December 31, 2014 and 2015. Merger costs are expected to have no material impact on the combined company’s liquidity, while merger costs specifically related to a reduction in staff levels, termination of contracts, and a

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reduction in operating space requirements are expected to lower operating expenses (see Note 3 below) and therefore improve earnings in future periods. Our statements regarding our estimated merger and integration costs and any cost savings that may be achieved are forward-looking statements, should not be relied upon, and are not reflected in the accompanying pro forma financial information.

Note 3—Estimated Annual Cost Savings

Center and ConnectOne expect to realize approximately $7.0 million in annual pre-tax cost savings following the merger, which management expects to be phased-in over a two-year period, but there is no assurance that the anticipated cost savings will be realized on the anticipated time schedule or at all. These cost savings are not reflected in the accompanying pro forma financial information but are expected to come from compensation and benefits, occupancy and equipment, data processing, legal, audit and professional and marketing expenses.

Note 4—Pro Forma Merger Adjustments

The following pro forma adjustments have been reflected in the unaudited pro forma condensed combined consolidated financial information. All taxable adjustments were calculated using a 35% tax rate to arrive at deferred tax asset or liability adjustments. All adjustments are based on current assumptions and valuations, which are subject to change.

Consolidated Balance Sheet
(In thousands)
(A)	Adjustments to investment portfolio
	To reflect the mark-up on the fair value premium on securities held-to-maturity investment, which was based on broker quotes:
	Amortized cost	$898
	Fair value	948
	Adjustment	$50
(B)	Adjustment to loans
	Adjustments (B) and (C) reflect the elimination of ConnectOne’s historical allowance for loan losses of approximately $17.0 million and the recording of a fair value discount of $13.6 million on the loan portfolio. The fair value discount was calculated by forecasting cash flows over the expected remaining life of each loan and discounting those cash flows to present value using current market rates for similar loans. Forecasted cash flows include an estimate of lifetime credit losses on the loan portfolio, which resulted in a credit mark of approximately $17.0 million, and reflect the difference between contractual interest rates and current market rates for similar loans, which resulted in an interest rate mark of approximately $3.4 million.	$(16,953)
		3,373
		$(13,580)
(C)	Adjustment to allowance for loan losses
	To remove ConnectOne’s allowance at the merger date as the credit risk is contemplated in the fair value adjustment in adjustment B above.	$17,035
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Consolidated Balance Sheet
(In thousands)
(D)	Adjustments to deferred tax assets
	Adjustments reflect the tax impact of pro forma acquisition accounting fair value adjustments using the federal statutory rate of 35%:
	Adjustment to loans—expected credit losses	$16,953
	Adjustment to loans—interest rate mark	(3,373)
	Adjustment to allowance for loan losses	(17,035)
	Adjustments to core deposit intangible, net	(8,251)
	Adjustments to investment securities	(50)
	Adjustment to deposits	3,756
	Adjustment to borrowed funds	4,344
	Subtotal for fair value adjustments	(3,656)
	Calculated deferred taxes at Center’s estimated federal statutory rate of 35%	$(1,278)
(E)	Adjustments to goodwill, net
	Goodwill represents the excess of the purchase price over the fair value of acquired net assets. The purchase price will not be finalized until the merger is completed and will be based on the share price of Center common stock on that date.
	Elimination of ConnectOne goodwill	$(260)
	Goodwill	109,963
	Net goodwill	$109,703
(F)	Adjustments to core deposit intangible, net
	Adjustments reflect the fair value of the acquired core deposit intangible. The core deposit intangible is calculated as the present value of the difference between a market participant’s cost of obtaining alternative funds and the cost to maintain the acquired deposit base. Deposit accounts that are evaluated as part of the core deposit intangible include demand deposit accounts, money market accounts and savings accounts.	$8,251
(G)	Adjustment to time deposits
	Adjustment reflects the fair value premium on time deposits, which was calculated by discounting future contractual payments at a current market interest rate.	$3,756
(H)	Adjustment to borrowed funds
	Adjustment reflects the fair value premium on FHLB advances, which was calculated by discounting future contractual payments at current market interest rates.	$4,344
(I)	Adjustments to stockholders equity
	To eliminate ConnectOne equity accounts	(133,008)
	To replace ConnectOne common stock with Center common stock.	245,089
		$112,081
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Statements of Net Income (In thousands)		Year Ended 12/31/2013	Three Months Ended March 31, 2014
(J)	Adjustment to loan interest income
	To reflect the amortization of loan premium from interest rate fair value adjustment; amortization on a level yield basis over the expected remaining average life of existing loans at period-end which is approximately five years.	$(674)	(169)
(K)	Adjustment to deposit interest expense
	To reflect the amortization of time deposit premium from interest rate fair value adjustment; amortization on a level yield basis over the remaining term of existing time deposits at period-end which is approximately two years.	$(1,878)	(470)
(L)	Adjustment to borrowing interest expense
	To reflect the amortization of borrowing premium from interest rate fair value adjustment; amortization on a level yield basis over the remaining term of borrowings existing at period-end which is approximately three years.	$(1,448)	(362)
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Statements of Net Income (In thousands)		Year Ended 12/31/2013	Three Months Ended March 31, 2014
(M)	Adjustments to other non-interest expense
	To reflect the amortization of acquired identifiable intangible assets using a 10-year amortization period and using the sum-of-the-years-digits method of amortization	$1,500	375
(N)	Adjustment to income tax provision
	To reflect the income tax effect of pro forma adjustments at 35%	$413	102
(O)	Adjustment to Investments
	Current unrealized loss on AFS securities portfolio	$5
	Current unrealized gain on HTM securities portfolio	$45
		$50
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To reflect amortization of discount on investments security portfolio using straight line method with an average life of 5.0 years	$2

Note 5—Preliminary Purchase Accounting Allocation

The unaudited pro forma condensed combined consolidated financial information reflects the issuance of 13,276,783 shares of Center common stock totaling approximately $245.1 million. The merger will be accounted for using the acquisition method of accounting. Center’s cost to acquire ConnectOne will be allocated to the assets (including identifiable intangible assets) and liabilities of ConnectOne at their respective estimated fair values as of the merger date. Accordingly, the pro forma purchase price was preliminarily allocated to the assets acquired and the liabilities assumed based on their estimated fair values as summarized in the following table.

Preliminary Purchase Accounting Allocation (In thousands)	March 31, 2014
Total pro forma purchase price	$245,089
Fair value of assets acquired:
Cash and cash equivalents	45,330
Securities	28,147
Loans held for sale	792
Loans receivable, net	1,231,783
Core deposit intangibles	8,251
Investment in restricted stock	9,411
Bank owned life insurance	15,334
Premises and equipment	7,385
Other real estate owned	870
Accrued interest receivable	4,235
Deferred tax asset	6,261
Other assets	142
Total	1,357,941
Fair value of liabilities assumed:
Deposits	1,031,512
Advances from Federal Home Loan Bank and other borrowings	181,645
Accrued expenses and other liabilities	9,658
Total	1,222,815
Fair value of net assets acquired	135,126
Goodwill	109,963
Elimination of ConnectOne goodwill	(260)
Net goodwill	$109,703
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